UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
(Rule 14a-101)
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.__ )

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☑	Definitive Proxy Statement
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IPG Photonics Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2026

Annual Meeting

Proxy Statement & Notice of Annual Meeting

May 12, 2026

Notice of Annual Meeting of Stockholders

DATE AND TIME May 12, 2026 10:00 a.m. (Eastern Time)	LOCATION IPG Photonics Corporation 377 Simarano Drive Marlborough, Massachusetts 01752	WHO CAN VOTE Only stockholders of record at the close of business on March 20, 2026 may vote at the Annual Meeting
Voting Items

Proposals		Board Vote Recommendation		For Further Details
1	Election of ten directors named in this proxy statement	✓	FOR each nominee	Page 8
2	Advisory Vote to Approve our Executive Compensation	✓	FOR	Page 31
3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026	✓	FOR	Page 51
Stockholders will also transact any other business that may properly come before the meeting.
You may vote on these matters in person or by proxy. Whether or not you plan to attend the annual meeting of stockholders, we ask that you promptly vote your shares.
By order of the Board of Directors
IPG PHOTONICS CORPORATION
ANGELO P. LOPRESTI
Secretary
March 20, 2026
Marlborough, Massachusetts
How to Vote

INTERNET Go to www.investorvote.com/ipgp or scan the QR code contained in the attached proxy card	TELEPHONE 1-800-652-VOTE (8683)	MAIL Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope

As permitted by the rules of the United States Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement and Annual Report on Form 10-K available to stockholders electronically via the Internet at investor.ipgphotonics.com. On or about April 2, 2026, we will mail to most of our stockholders a notice (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, will receive e-mail notifications of how to access our proxy materials and vote via the Internet or by telephone, or will be mailed paper copies of our proxy materials and a proxy card on or about April 2, 2026.

2026 Annual Letter
March 20, 2026
Dear Stockholders,
IPG Photonics’ leadership in fiber lasers was built on bold technical vision, relentless engineering, and a deep commitment to innovation. Today our focus is ensuring that this foundation is matched by operational discipline, strategic clarity, and consistent execution that drives long‑term shareholder value.
Over the past two years, we have taken deliberate steps to strengthen the company and position IPG for sustainable growth. We are evolving toward a team-led operating model that preserves our entrepreneurial spirit while enhancing accountability, speed, and rigor. By streamlining operations, improving decision‑making, and accelerating product development, we are building a more consistent, resilient organization — one that performs with greater predictability.
Our strategy remains focused on two priorities: strengthening our position in core industrial applications and expanding into new non-industrial applications and markets where laser-based solutions offer meaningful cost and performance advantages compared with incumbent approaches.
During the year, we began shipping a new generation of high-power, rack-integrated lasers to cutting OEMs, delivering improved performance, smaller footprints, and lower manufacturing costs. We also continued moving up the subsystems and systems value chain within high-value applications where IPG’s differentiation is strongest, such as welding and battery manufacturing, driven by our integrated portfolio of lasers, beam delivery, and weld monitoring technologies.
At the same time, we are expanding industrial applications where we can convert incumbent non‑laser processes to laser‑based solutions that deliver superior precision, efficiency, and sustainability. Cleaning is an excellent illustration of this shift. Customers are replacing chemical and abrasives with our laser solutions because they are faster, easier to automate, and more environmentally responsible. The cleanLASER acquisition has broadened our capabilities in this area, and we are already realizing revenue synergies as we scale these solutions globally.
We also made meaningful progress advancing our non‑industrial growth initiatives, particularly in medical, micromachining, and advanced applications, including defense. In medical, we received FDA clearance for our next-generation thulium urology system featuring proprietary StoneSense™ technology, with shipments beginning in the fourth quarter of 2025. In micromachining and semiconductor markets, we continue to deepen our engagement as customers develop next‑generation platforms. In defense, we introduced the CROSSBOW™ C-UAS system, a scalable and cost‑effective laser defense system designed to counter Group I and Group II drone threats. While still early, customer engagement has been encouraging, and we see meaningful long-term potential.
Financially, we ended 2025 with positive momentum. Fourth‑quarter revenue exceeded expectations, increasing 17% year-over-year and 9% sequentially. Full‑year sales grew 3%, marking our first year of revenue growth since 2021, driven by stabilizing industrial demand and strong execution in medical and advanced applications.
We closed the year with a strong balance sheet, including $839 million in cash, cash equivalents, and short-term investments, $77 million in long-term investments, and no debt. This gives us flexibility to invest strategically while navigating external uncertainties. Capital expenditures totaled $79 million, below initial expectations due to the timing of our fiber manufacturing expansion in Germany. During the year, we repurchased $50 million of our shares, bringing total buybacks to more than $1 billion over the past four years. Our Board also recently authorized a new $100 million share repurchase program.
As we enter 2026, order trends are healthy and industrial demand continues to improve. We are approaching the year with a differentiated portfolio, a strong balance sheet, and a more disciplined operating model. With clear priorities and focused execution, we are positioned to translate this improving environment into sustained, profitable growth.
I am grateful to our employees around the world whose dedication drives our progress every day, and to our customers and partners for their continued trust and support.
Sincerely,
Mark M. Gitin, Ph.D.
Chief Executive Officer
IPG Photonics Corporation
2     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

This Proxy Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we intend that such forward-looking statements be subject to the safe harbors created thereby. For this purpose, any statements contained in this Proxy Statement except for historical information are forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. The forward-looking statements included herein are based on current expectations of our management based on available information and involve a number of risks and uncertainties, all of which are difficult or impossible to accurately predict and many of which are beyond our control. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Factors that may cause or contribute to such differences include, but are not limited to, those discussed in more detail in the section titled “Risk Factors” and elsewhere in our Annual Report and other filings with the SEC. We undertake no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About IPG

Our 2025 Highlights
Financial Highlights

$1.004B Revenue	38.0% Gross Margin	31.1M Net Income	$50M Cash Returned to Stockholders

	38.7% Adjusted Gross Margin*	142.4M Adjusted EBITDA*

*    See Appendix A for information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.
•Net sales increased by 3% in 2025, driven by stabilizing industrial demand coupled with strong execution in medical and advanced applications.
•Materials processing sales, which accounted for 86% of total revenue, remained stable with decreased cutting revenue being offset by increased sales in cleaning and additive manufacturing.
•Medical sales increased by 21% year over year, and advanced applications revenue was higher by 29% driven by increased sales in government, scientific, and semiconductor applications.
•Emerging growth products contributed 54% of total revenue in the fourth quarter of 2025, up from 48% in the fourth quarter of the prior year.
•Gross margin increased to 38.0% in 2025, driven by improved manufacturing cost absorption and a decrease in inventory provisions, partially offset by higher cost of products sold, increased shipping costs, and increased import duties.
•IPG finished the year with a strong balance sheet, with $839 million in cash, cash equivalents, and short-term investments and no debt as of December 31, 2025.
•IPG returned $50 million to stockholders through share repurchases.
Product Highlights
•Received FDA clearance for our next-generation thulium urology system featuring proprietary
StoneSense™ technology.
•Introduced the CROSSBOW™ C-UAS system, a scalable and cost‑effective laser defense system designed to counter Group I and Group II drone threats.
•Began shipping a new generation of high-power, rack-integrated lasers to cutting OEMs.
•Broadened our capabilities in cleaning following the cleanLASER acquisition.
•Continued to expand industrial applications where laser‑based solutions offer unique advantages over incumbent technologies.

4     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Proxy Statement Voting Roadmap
This voting roadmap highlights information available within our proxy statement.

Proposal 1	Election of Ten Directors The Board has nominated the following 10 individuals for election to the Board:			☑	The Board recommends a vote FOR each director nominee named in this Proxy Statement.
	Gregory Beecher	Jeanmarie Desmond	Gregory Dougherty
	Mark Gitin	Kolleen Kennedy	Eric Meurice
	Natalia Pavlova	John Peeler	Eugene Scherbakov
Agnes Tang
See page 8

Director Nominee Qualifications and Attributes

DIRECTOR INDEPENDENCE	BOARD REFRESHMENT	AGE

7/10 Director Nominees are Independent*	8 years Average Tenure	64 years Average Age
*    Audit, Compensation and Nominating and Corporate Governance Committees are composed entirely of independent directors.
Key Skills and Experience

Lasers and Technology	Risk Management
Global Business	Executive Leadership
Manufacturing and Operating	Business Development and M&A
See page 9 for a matrix of the nominees' individual strategic skills and core competencies.

Proxy Statement Voting Roadmap

Proposal 2	Advisory Vote to Approve Our Executive Compensation	☑	The Board recommends a vote FOR Proposal 2
See page 31

2025 Executive Compensation Highlights
As further discussed in Compensation Discussion and Analysis starting on page 32, the guiding principles of our executive compensation philosophy are pay-for-performance, accountability for annual and long-term performance, alignment with stockholders’ interests, and providing competitive pay to attract and retain executives. The 2025 compensation program for our named executive officers ("NEOs") had three primary components: annual base salary, annual cash incentives and long-term equity incentives. The amounts below illustrate the allocation of fiscal 2025 compensation components at target for our Chief Executive Officer ("CEO") and the average for our other NEOs as a group.
CEO
OTHER NEOs
Stockholder-Minded Compensation Practices

PRACTICES WE EMPLOY	PRACTICES WE AVOID

✓    Align our officer pay with performance
✓    Balance annual and long-term incentives
✓    Use long-term incentives to link executive pay to Company performance
✓    Cap on annual incentive compensation and performance-based equity payouts
✓    Annual risk assessment of compensation program
✓    Independent compensation consultant
✓    Stock ownership requirements
✓    Clawbacks on executive compensation
✓    Anti-pledging policy and anti-hedging policy applicable to all executives and directors

✗    No guaranteed annual incentive plan bonuses
✗    No 280G excise tax gross-ups for change in control payouts
✗    No excessive perquisites
✗    No single-trigger change in control payments or benefits
✗    No stock option repricing without stockholder approval
✗    No supplemental executive retirement plans, executive pensions or excessive retirement benefits

6     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Proxy Statement Voting Roadmap

Proposal 3	Ratify Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2026	☑	The Board recommends a vote FOR Proposal 3
See page 51

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, as the independent auditors to perform an audit of the Company's consolidated financial statements and internal control over financial reporting for the year ended December 31, 2026. The Board believes obtaining stockholder ratification of the appointment is a sound corporate governance practice and recommends that stockholders ratify the appointment of Deloitte & Touche LLP because it continues to perform at a high level and remains independent and objective.

Proposal 1	Election of Ten Directors

Stockholders are being asked to elect the following ten directors to terms ending with the annual meeting of stockholders to be held in 2027, until a successor is elected and qualified or until his or her earlier death, resignation or removal. The Board nominated each of these individuals for election at the 2026 annual meeting of stockholders upon the recommendation of the Nominating and Corporate Governance Committee (the "NCGC"). Each nominee is currently a director of our Company. All of the director nominees set forth in the proxy card have consented to being named in this Proxy Statement and to serving if elected. Please see the following pages for additional information on the director nominees.
Director Nominees

			Committee Membership
Name and Principal Occupation	Age	Director Since	AC	CC	NCGC
Gregory Beecher IND
Former CFO, Teradyne, Inc.	68	2023	●		●
Jeanmarie Desmond IND
Former EVP and CFO, DuPont de Nemours, Inc.	59	2021	●	●
Gregory Dougherty IND
Former CEO, Oclaro, Inc.	66	2019	●	●
Mark Gitin, Ph.D.
Chief Executive Officer	59	2024
Kolleen Kennedy IND
Former President, Proton Solutions & Chief Growth Officer at Varian Medical Systems	66	2023			●
Eric Meurice IND
Former President, CEO and Chairman, ASML Holding NV	69	2014		●	●
Natalia Pavlova
Significant stockholder	47	2021
John Peeler IND, Non-Executive Chair of the Board
Former Chairman and CEO, Veeco Instruments, Inc.	71	2012		●
Eugene Scherbakov, Ph.D.
Former CEO	78	2000
Agnes Tang IND
Partner, Ducera Partners LLC	52	2022	●

AC Audit Committee	●	Chair
CC Compensation Committee	●	Member
NCGC Nominating and Corporate Governance Committee
IND Independent director under Nasdaq and SEC rules
8     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Director Qualifications
The NCGC is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the annual meeting of stockholders. In considering each director nominee and the composition of the Board as a whole, the NCGC evaluates members based on their expertise and variety of perspectives, experiences, qualifications, attributes and skills.
The following chart summarizes the strategic skills and experience that the Board considers valuable to effective governance and successful oversight of our corporate strategy and illustrates how the director nominees individually and collectively represent these key skills and experiences. Descriptions of the skills and experience are on the following page. The lack of an indicator for a particular item does not mean that the director does not possess that skill or experience; rather, the indicator represents that the item is a core skill or experience of that director.

Skills and Experience	Beecher	Desmond	Dougherty	Gitin	Kennedy	Meurice	Pavlova	Peeler	Scherbakov	Tang
Lasers and Technology	●		●	●		●		●	●
Financial Literacy	●	●	●	●	●	●	●	●	●	●
Global Business	●	●	●	●	●	●		●	●	●
Manufacturing and Operating	●		●	●	●	●		●	●
Business Development and M&A	●	●	●	●	●	●		●	●	●
Risk Management	●	●	●	●	●	●		●	●	●
Executive Leadership	●	●	●	●	●	●		●	●
Other Public Company Boards	●	●	●		●	●		●
Non-Corporate Experience	●	●	●		●		●

Director Qualifications
Description of Strategic Skills and Strengths
We believe the Board is more effective by collectively having a mix of competencies and skills and our recent refreshment has improved the mix of experience.

Lasers and Technology
We have sought directors with management and operational experience in the industries in which we compete. For example, in 2023 we added a director with experience in automation and electronics and a director with experience in the medical device industry. As a diversified technology, science-based company, directors with technology backgrounds understand the Company’s technology platforms and the importance of investing in new technologies for future growth.

Financial Literacy
Knowledge of finance or financial reporting; experience with debt/capital market transactions and/or mergers and acquisitions strengthen the Board’s oversight of financial reporting and internal controls. Financial metrics are used to measure our performance. All directors must understand finance and financial reporting processes. Two of the Audit Committee members qualify as “audit committee financial experts.”

Global Business
Global business experience is critical to the Company’s international operations and growth with a substantial majority of our sales coming from customers outside the U.S. Knowledge of Asian and European business practices is valuable to understanding our business and strategy.

Manufacturing and Operating	As a vertically-integrated company, manufacturing experience and customer service on a global scale are important to understanding the operations and capital needs of the Company.
Business Development and M&A
We have used and will continue to use acquisitions to achieve our strategic goals. Directors with experience in business development and mergers and acquisitions provide valuable perspectives regarding process, due diligence, risk assessment and integration of potential partners.

Risk Management
In light of the Board’s role in overseeing risk management and understanding the most significant risks facing the Company, including cybersecurity risk, we continue to require directors with experience in risk management and oversight.

Executive Leadership	Significant leadership experience, including service as a CEO, senior executive, division president or functional leader within a complex organization enhances the Board’s leadership role.
Other Public Company Boards	Directors with current or recent membership on other public company boards provide valuable perspectives in many areas including operations, strategy, governance and compensation.
Non-Corporate Experience	Experience in nonprofit, governmental, and academic organizations complements traditional corporate leadership backgrounds and contributes additional perspective to the Board’s oversight responsibilities. Such experience provides familiarity with regulatory frameworks, public policy considerations, and stakeholder engagement matters, supporting the Board’s evaluation of risk, strategy, and long-term value creation.

10     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Director Nominees

Mr. Beecher joined IPG’s Board in January 2023. Mr. Beecher previously served as a Vice President and Chief Financial Officer of Teradyne, Inc. ("Teradyne"), a supplier of automation equipment, from March 2001 to April 2019. Prior to Teradyne, Mr. Beecher served as an Audit Partner at PricewaterhouseCoopers LLP, a provider of business advisory services, from September 1993 to March 2001. He served as a director of MKS Instruments, Inc., a process control instrumentation company, from 2006 to 2020. He also served as a director of Hittite Microwave Corporation, a designer and manufacturer of high performance integrated circuits, modules, subsystems and instrumentation, from 2013 to 2014, and of MatrixOne, a product lifecycle management software provider, from 2003 to 2006, prior to their acquisitions by larger technology companies. Mr. Beecher has served as a trustee on the Isabella Stewart Gardner Museum, an art museum, since 2020. He was previously a licensed Certified Public Accountant in Massachusetts and Vermont from July 1985 to June 2013 and from December 1993 to July 1999, respectively. Mr. Beecher holds a B.S. from the University of Hartford and an M.S. in accounting from Northeastern University.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Mr. Beecher’s extensive financial background, including his previous experience as an audit partner at a public accounting firm and his role as Chief Financial Officer of a publicly traded technology company, as well as his prior service as an outside director to public companies, provides valuable insights for our Board, the Audit Committee and the NCGC. Mr. Beecher is familiar with a large range of management, corporate and board responsibilities and brings valuable perspectives to the Board as an independent director.

Gregory Beecher Independent Director AGE: 68 DIRECTOR SINCE: 2023 COMMITTEES: Audit Committee Nominating and Corporate Governance Committee

	Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership	Other Public Company Boards	Non- Corporate Experience

Ms. Desmond has served as a member of IPG's Board since 2021. Ms. Desmond was the Executive Vice President and Chief Financial Officer of DuPont de Nemours, Inc., a global multi-industry specialty solutions company (“DuPont”), from April 2019 to February 2020. Ms. Desmond served as Vice President and Co-Controller for DuPont from August 2017 to April 2019, and as finance leader for the Specialty Products division following the merger of DuPont with Dow Chemical. Ms. Desmond served in various leadership roles within DuPont in her 30-year career with the company. She also served on the board and was treasurer of the Delaware Prosperity Partnership, a public-private partnership overseeing economic development in Delaware from September 2017 to September 2022. Since 2020, she has served on the board of Trinseo PLC, a materials solutions provider and a manufacturer of plastics, latex binders and synthetic rubber. In October 2021, she joined the board of Sylvamo Corporation, a global producer of uncoated paper. Ms. Desmond earned a B.S. in Accounting from Mt. St. Mary’s University and is a certified public accountant (inactive).
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Ms. Desmond brings to the Board substantial finance and accounting experience and extensive experience in technology-driven companies. Her long management experience in a number of key strategic areas including finance leadership and operations financial planning and analysis, tax, internal audit, accounting controls, risk management, mergers and acquisitions, investor relations and public-private partnership brings depth to the skillsets of the Board.

Jeanmarie Desmond Independent Director AGE: 59 DIRECTOR SINCE: 2021 COMMITTEES: Audit Committee (Chair) Compensation Committee DIRECTORSHIP AT OTHER PUBLIC COMPANIES: Sylvamo Corporation and Trinseo PLC

	Financial Literacy	Global Business	Business Development and M&A	Risk Management	Executive Leadership	Other Public Company Boards	Non- Corporate Experience

Director Nominees

Mr. Dougherty has served as a member of IPG's Board since January 2019. Mr. Dougherty served as a director of Infinera Corporation, a provider of optical transport networking equipment, software and services to telecommunications service providers and others, from January 2019 to February 2025. Mr. Dougherty served as a director of Fabrinet, a provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, from February 2019 to January 2022. Mr. Dougherty served as Chief Executive Officer of Oclaro, Inc., a maker of optical components and modules for the long-haul, metro and data center markets, from June 2013 and has served as a director of Oclaro from April 2009, until its December 2018 acquisition. Prior to Oclaro, Mr. Dougherty served as a director of Avanex Corporation, a leading global provider of intelligent photonic solutions, from April 2005 to April 2009. Mr. Dougherty also served as a director of Picarro, Inc., a manufacturer of ultra-sensitive gas spectroscopy equipment using laser-based technology, from October 2002 to August 2013, and as its Interim Chief Executive Officer from January 2003 to April 2004. From February 2001 until September 2002, Mr. Dougherty was the Chief Operating Officer at JDS Uniphase Corporation (“JDS”), an optical technology company. Prior to JDS he was the Chief Operating Officer of SDL, Inc., a maker of laser diodes, from March 1997 to February 2001 when they were acquired by JDS. Mr. Dougherty serves on the boards of AvicenaTech, Corp., a privately held provider of advanced LED-based optical interconnects for computing since October 2024, and MaxLinear, Inc., a provider of radio frequency (RF), analog and mixed-signal integrated circuits, since March 2020. Mr. Dougherty earned a B.S. in optics from the University of Rochester.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Mr. Dougherty contributes to the Board significant leadership, operations, sales, marketing and general management experience in optics and components for telecommunications and other applications. For over three decades, Mr. Dougherty has worked in the optical and components industry and can provide the Board with insight into the industry and conditions in which the Company operates. Having been recently a CEO at a publicly-held company and now serving as a member on the boards of optical and electronics companies, he is familiar with a large range of management, corporate and board responsibilities and brings valuable perspectives to the Board as an independent director.

Gregory Dougherty Independent Director AGE: 66 DIRECTOR SINCE: 2019 COMMITTEES: Compensation Committee (Chair) Audit Committee DIRECTORSHIP AT OTHER PUBLIC COMPANY: MaxLinear, Inc.

	Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership	Other Public Company Boards	Non- Corporate Experience

12     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Director Nominees

Dr. Gitin became CEO of the Company and joined the Board of Directors on June 5, 2024. Prior to IPG, Dr. Gitin served as Executive Vice President and General Manager, Photonics Solutions Division of MKS Instruments, Inc. Dr. Gitin joined MKS in September 2017 as Vice President and General Manager of the Photonics Business Unit and in 2018, also assumed responsibility for the Instruments and Motion Business Unit. Prior to joining MKS, from March 1995 to September 2017, Dr. Gitin held various management positions covering a wide range of technologies at Coherent, Inc., including Vice President of Strategic Marketing, Vice President of Business Development, and Vice President and General Manager of the Diodes, Fibers and Systems Business Unit. Dr. Gitin holds a B.S. in Electrical Engineering from University of California, Davis and an M.Eng. and Ph.D. in Electrical Engineering from Cornell University.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Dr. Gitin has more than 30 years of experience in the lasers and optics sector and possesses extensive technical and scientific expertise. Dr. Gitin brings a strong track record as a strategic industry leader with the ability to identify and execute growth opportunities. As the Chief Executive Officer, Dr. Gitin reports to the Board and has responsibility for managing the general business and affairs of the Company as well as executing the Board-approved strategy. Dr. Gitin's service as chief executive officer of the Company provides the Board with direct knowledge and understanding of the Company’s operations and execution of strategy.

Mark Gitin, Ph.D. Chief Executive Officer AGE: 59 DIRECTOR SINCE: 2024 COMMITTEES: None

	Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership

Ms. Kennedy joined IPG’s Board in August 2023. Ms. Kennedy retired as President, Proton Solutions & Chief Growth Officer at Varian Medical Systems (“Varian”), a supplier of healthcare solutions and services, in December 2021. Ms. Kennedy served in several strategic roles at Varian over 24 years, including President, Proton Solutions and Chief Growth Officer from October 2018 to December 2021, Executive Vice President and President, Oncology Systems from October 2014 to September 2018, and Senior Vice President and President, Oncology Systems from October 2011 to September 2014. Prior to Varian, Ms. Kennedy was with Siemens Medical Systems and Radiation Oncology Computer Systems in oncology product sales and marketing. Ms. Kennedy serves as a member of the board of Partsol, a private artificial intelligence innovation firm, since May 2025, ICU Medical, Inc., manufacturer of medical technologies, since December 2021 and the non-profit Wayne State University Foundation since April 2018. Ms. Kennedy holds B.S. degrees in Radiation Oncology and Psychology from the Wayne State University and a M.S. in Medical Physics from the University of Colorado Denver.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Ms. Kennedy’s experience as a president and in other senior executive roles at healthcare equipment makers provides enhanced experience to help identify and nurture growth opportunities, strategic planning, and business development to the Board. Ms. Kennedy also possesses a strong blend of leadership experience, medical device industry-specific knowledge, operational, acquisition and strategic planning skills that provide the Board with an independent director with the requisite background to evaluate and guide the Company in addressing opportunities and challenges with our medical products and the markets we serve.

Kolleen Kennedy Independent Director AGE: 66 DIRECTOR SINCE: 2023 COMMITTEES: Nominating and Corporate Governance Committee (Chair) DIRECTORSHIP AT OTHER PUBLIC COMPANY: ICU Medical, Inc.

	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership	Other Public Company Boards	Non- Corporate Experience

Director Nominees

Mr. Meurice has served as a member of IPG's Board since June 2014. Mr. Meurice was President and Chief Executive Officer of ASML Holding NV, a provider of semiconductor manufacturing equipment and technology, from October 2004 to June 2013, and chairman of the board of management until March 2014. From 2001 to 2004, he was Executive Vice President of the Thomson Television Division of Thomson, SA, an electronics manufacturer. From 1995 to 2001, he served as head of Dell Computer’s Western, Eastern Europe and EMEA emerging market businesses. Before 1995, he gained significant technology experience at ITT Semiconductors and at Intel Corporation. Mr. Meurice served on the boards of Global Blue Group Holding AG, a leader in currency and value added tax processing, from September 2020 to August 2025, Soitec S.A., a semiconductor materials manufacturer, from July 2018 to July 2024, UMICORE S.A., a recycling and materials company, from April 2015 to April 2023, NXP Semiconductors N.V., a semiconductor company, from April 2014 to June 2019, Meyer Burger Technology AG, a solar equipment vendor, from May 2018 to May 2019, ARM Holdings plc, a semiconductor intellectual property supplier, from July 2013 to March 2014, and Verigy Ltd., a manufacturer of semiconductor test equipment, until its acquisition by Advantest Corporation in 2011. Mr. Meurice has served on the board of Intel Corporation, a leading developer of process technology and a major manufacturer of semiconductors, since December 2024. Mr. Meurice also serves as chair of the supervisory board of Nearfield Instruments B.V., a privately held deliverer of in-line process control solutions to the semiconductor manufacturing industry, since March 2023. Mr. Meurice earned a Master’s degree in Mechanics and Energy Generation at the Ecole Centrale de Paris, a Master’s degree in Economics from la Sorbonne University, Paris, and an M.B.A. from the Stanford University Graduate School of Business.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Mr. Meurice has extensive skills and experience as a manager of several rapidly-growing, complex and global businesses in the capital equipment and electronics fields with several billions of dollars in revenues, most recently as former President and Chief Executive Officer of ASML Holding NV. He has experience managing a publicly-held company as well as experience serving on several public company boards in the equipment and technology fields. Mr. Meurice also has a record of proven leadership as a strategic thinker, operator and marketer at the businesses he managed.

Eric Meurice Independent Director AGE: 69 DIRECTOR SINCE: 2014 COMMITTEES: Compensation Committee Nominating and Corporate Governance Committee DIRECTORSHIP AT OTHER PUBLIC COMPANIES: Intel Corporation

	Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership	Other Public Company Boards

14     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Director Nominees

Ms. Pavlova has served as a member of IPG's Board since January 2021. She serves as a Trustee to the VPG Foundation, a family foundation supporting the philanthropic endeavors of IPG's founder, Valentin P. Gapontsev, and is a member of the Board of Trustees of Worcester Polytechnic Institute (WPI) since November 2024. Ms. Pavlova has served in a variety of roles at non-profit institutions including the Worcester Art Museum (WAM), The Willard House and Clock Museum, and the Rhode Island School of Design (RISD Museum). She also worked in sales and marketing roles at IPG previously. Ms. Pavlova holds a Qualification for Fine Art Critic and Historian of Art and Culture from the Russian State University for the Humanities, and an M.S. in Arts Administration from Boston University. She is the spouse of co-founder and Senior Vice President, Chief Scientist, Igor Samartsev.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
As a significant stockholder with family association to founders of the Company as well as having served as an employee of the Company in sales and marketing, Ms. Pavlova’s membership on the Board provides it with further engagement by individuals having a long-term perspective and strong economic ties with the Company. Among her specific attributes that qualify her to serve as a member of the Board, Ms. Pavlova possesses extensive knowledge of our history and culture. Ms. Pavlova strengthens the connection between the Company’s founding members and our Board, thereby assisting in the alignment of the Board with the interests of all IPG stockholders. Her experience working for nonprofit organizations adds different perspectives to the boardroom.

Natalia Pavlova AGE: 47 DIRECTOR SINCE: 2021 COMMITTEES: None

	Financial Literacy	Non- Corporate Experience

Mr. Peeler became IPG's non-executive Chair of the Board on October 29, 2021. Mr. Peeler was appointed to IPG's Board in 2012 and served as the Lead Independent Director from 2017 to 2021. Mr. Peeler has been acting CEO of Jumplights Corp., a privately held producer of LED horticultural lighting, since June 2021. He was previously the Chief Executive Officer of Veeco Instruments Inc. (“Veeco”) from July 2007 until September 2018, and Chairman or Executive Chairman of its board of directors from May 2012 until May 2020. Veeco is a developer and manufacturer of MOCVD, molecular beam epitaxy, ion beam and other advanced semiconductor processes equipment. He was Executive Vice President of JDS and President of the Communications Test & Measurement Group of JDS, which he joined upon the closing of JDS’s merger with Acterna, Inc. in August 2005. Before joining JDS, Mr. Peeler served as President and Chief Executive Officer of Acterna. He has a B.S. and M.E. in Electrical Engineering from the University of Virginia.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Over the course of his career, Mr. Peeler has managed several high-growth technology companies. In addition, he has developed managerial leadership skills through his former position as Chief Executive Officer of Veeco, a publicly-traded company with substantial international operations. His managerial positions have provided him with in-depth knowledge of the service needs of customers in demanding markets, including semiconductor capital equipment, various manufacturing models, research and development, marketing and sales. In these roles, he has also been responsible for attracting and incentivizing executives on his team. These experiences have provided him important insights in support of his positions as non-executive Chair and a member of the Compensation Committee.

John Peeler Non-Executive Chair Independent Director AGE: 71 DIRECTOR SINCE: 2012 COMMITTEES: Compensation Committee

	Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership	Other Public Company Boards

Director Nominees

Dr. Scherbakov has served as a member of IPG's Board since September 2000. Since June 2024, he has served the Company as a Senior Advisor. He previously was Chief Executive Officer of IPG from May 2021 to June 2024, Chief Operating Officer of IPG from February 2017 to his appointment as CEO, and Managing Director of IPG Photonics GmbH & Co. KG, IPG's German subsidiary, from August 2000 until June 2024, and Senior Vice President-Europe from February 2013 until May 2021. He served as the Technical Director of IPG Photonics GmbH & Co. KG from 1995 to August 2000. From 1983 to 1995, Dr. Scherbakov was a senior scientist in fiber optics and head of the optical communications laboratory at the General Physics Institute, Russian Academy of Science in Moscow. Dr. Scherbakov graduated from the Moscow Physics and Technology Institute with an M.S. in Physics. In addition, Dr. Scherbakov attended the Russian Academy of Science in Moscow, where he received a Ph.D. in Quantum Electronics from its Lebedev Physics Institute and a Doctor of Science degree in Laser Physics from its General Physics Institute.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Having served as our past Chief Executive Officer and as Managing Director of IPG Photonics GmbH & Co. KG, which produces a large volume of our products and is the source of many developments in products, technology and applications, Dr. Scherbakov developed extensive knowledge of the Company’s business across our many international branches. His long-term service with the Company provides the Board with a detailed understanding of the Company's operations, sales and customers. He also brings extensive technological knowledge of fiber lasers, their components and manufacturing processes to the Board.

Eugene Scherbakov, Ph.D. AGE: 78 DIRECTOR SINCE: 2000 COMMITTEES: None

	Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership

Ms. Tang has served as a member of IPG's Board since March 2022. Ms. Tang is a Founding Partner at Ducera Partners LLC, which offers strategic advisory, mergers and acquisitions, capital advisory, liability, management and restructuring advisory services. Prior to joining Ducera in 2015, Ms. Tang was a Managing Director in the New York Office of Perella Weinberg Partners from 2008 to 2015. Prior to joining Perella Weinberg, Ms. Tang was an investment banking professional at Houlihan Lokey, and a strategy consultant at The Oliver Wyman Group, a business division of Marsh & McLennan Companies. Ms. Tang joined the board of McClatchy Media Company, a privately held publishing company, in January 2025. Ms. Tang received a B.A. in Economics from Northwestern University and a M.B.A. from the Harvard Business School.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Ms. Tang's experience working across a range of industry sectors and different size companies provides her with a broad perspective in how companies manage to maximize business opportunity potential. Specializing in situations with multi-dimensional complexities and risks, Ms. Tang has more than twenty years of experience working to find creative solutions for companies at strategic crossroads. She brings to the Board a combination of strategy, operational and financial acumen and a commitment to partnership and collaboration.

Agnes Tang Independent Director AGE: 52 DIRECTOR SINCE: 2022 COMMITTEES: Audit Committee

	Financial Literacy	Global Business	Business Development and M&A	Risk Management

The Board recommends that you vote FOR each director nominee named in this Proxy Statement.

16     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Corporate Governance
Our conviction is that strong corporate governance bolsters both the Board and management, boosts public confidence, and is essential for realizing enduring value for our stockholders. In this section, you'll find a summary of our corporate governance practices, policies and processes.
We have diligently worked over the years to implement a range of initiatives and reforms aimed at strengthening our governance structure, increasing transparency, and aligning our operations more closely with the interests of our stockholders. Our governance practices are a testament to our dedication to upholding the highest standards of corporate governance and our commitment to responsible business practices. We believe in taking a proactive approach to addressing the evolving corporate landscape while also maintaining a governance structure that supports our long-term strategic objectives and sustainable value creation for all our stakeholders.

Board Practices, Policies and Processes
Corporate Governance Guidelines
Our Board adopted Corporate Governance Guidelines that outline, among other matters, the roles and functions of the Board, the responsibilities of various Board committees and the mission of the Board. Our Corporate Governance Guidelines can be found on the investor section of our website under "Governance—Governance Documents." Information on our website does not constitute part of this Proxy Statement.
The Corporate Governance Guidelines provide, among other things, that:
•a majority of our Board must be independent
•the non-executive Chair presides over executive sessions of independent directors
•the Board appoints all members and chairpersons of the Board committees, including filling of vacancies, after the NCGC recommends appropriate candidates
•the Audit Committee, Compensation Committee and NCGC consist solely of independent directors
•the independent directors meet at least quarterly in executive sessions without the non-independent directors or management
•independent directors may not serve on the boards of more than three other public companies or, with the permission of the Board, four; the CEO may not serve on more than one other public company board
•the Board and Compensation Committee annually review the succession plans of the CEO and senior management
•directors cannot disclose confidential information to any person or entity outside of the Company or use such information for personal benefit
•Board self-assessments are conducted annually and committee self-assessments bi-annually
•Board members are subject to a stock ownership policy (described below) to ensure that they have a meaningful financial stake in the Company
The Board monitors changing legal and regulatory requirements, evolving best practices and other developments. The Board modifies the Corporate Governance Guidelines and its other corporate governance policies and practices from time to time, as appropriate.
Director Meetings and Policy Regarding Board Attendance
It has been the practice of our Board and its committees to hold at least four quarterly meetings each year preceding the announcement of our quarterly results and to also conduct telephonic and virtual meetings throughout the year. The quarterly meetings are in-person. Our directors are expected to spend the time needed to prepare for and participate in each meeting and to meet as frequently as necessary to properly discharge their responsibilities. We encourage members of our Board to attend our annual meetings of stockholders, but we do not have a formal policy requiring them to do so. In 2025, five of the directors in office attended our annual meeting of stockholders by teleconference and one of the directors in office attended our annual meeting of stockholders in person.

Board Practices, Policies and Processes
The table below sets forth the number of meetings held by each committee and the full Board in 2025. All incumbent directors attended 75% or more of the aggregate meetings of the Board and committees on which they served during 2025.

	Board of Directors	Audit	Compensation	Nominating and Corporate Governance
Meetings held in 2025	5	8	7	5
Written consents in 2025	5	0	2	0
Director Orientation and Continuing Education
The Board and its committees proactively monitor legislative and regulatory initiatives, as well as other corporate governance trends and their potential impact on the Company. The Board receives presentations from professionals with expertise in corporate law, governance and other related topics. These experts have specialized knowledge of regulatory actions, governance trends, various other corporate governance topics and technical matters. Additionally, our directors engage in continuing education to remain informed on recent trends applicable to their committee duties.
Likewise, newly elected outside directors attend a comprehensive director orientation program that covers, among other things, our strategy, business structure, manufacturing operations, sales, target markets and applications, financial performance, risks and competitive landscape. Also, management provides training on committee policies, practices and trends to new committee members. As part of this program, directors are asked to tour facilities as appropriate. To further familiarize directors with our expanding operations, we conduct Board meetings at our major manufacturing facilities from time to time.
Board Performance Evaluations
The Board conducts annual self-assessments and its committees conduct bi-annual self-assessments to determine whether they are functioning effectively. Further, the performance of the non-executive Chair is evaluated annually. The NCGC oversees the Board and committee self-assessments. Each committee also reviews its own performance bi-annually and reports the results to the Board. Each committee reviews and reassesses the adequacy of its charter annually and recommends proposed changes to the Board.
Prohibition on Hedging and Pledging
Under our insider trading policy, no director or employee, including NEOs, may engage in shorting shares of our common stock; buying or selling puts, calls or derivatives related to our common stock or other Company securities, which includes equity compensation. Additionally, directors, officers and certain other insiders are prohibited from engaging in hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds or the pledging of shares of our common stock.
Communication with Our Board of Directors
Interested parties wishing to write to the Board, a specified director or a committee of the Board should send correspondence to the Corporate Secretary, IPG Photonics Corporation, 377 Simarano Drive, Marlborough, Massachusetts 01752. All written communications received in such manner from stockholders of the Company will be forwarded to the members or committee of the Board to whom the communication is directed or, if the communication is not directed to any particular member(s) or committee(s) of the Board, the communication will be forwarded to all members of the Board.
Procedures for Submitting Complaints
We have procedures to treat complaints regarding accounting, internal accounting controls, auditing matters, bribery, banking and financial crime, including submission of confidential and anonymous concerns regarding questionable accounting, internal accounting controls or auditing matters raised by our directors, officers and employees. These procedures can be found on the investor section of our website under "Governance—Governance Documents." Information on our website does not constitute part of this Proxy Statement.
18     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Board Practices, Policies and Processes
Transactions with Related Parties
The Board adopted a written related person transaction policy that requires the Audit Committee to approve or ratify any transaction or series of transactions exceeding $120,000 in which our Company is a participant and any related person has a direct or indirect material interest (other than solely as a result of being a director or trustee or less than 10% owner of another entity) ("Related Party Transactions"). Related persons include our directors, director nominees and officers and their immediate family members and persons sharing their households. It also includes persons controlling more than 5% of our outstanding common stock. Subject to certain exceptions in the policy, related parties are required to notify the Audit Committee of the Related Party Transaction for an assessment of whether the transaction or proposed transaction should be permitted. Management also has established procedures for monitoring transactions that could be subject to approval or ratification under the Related Party Transactions policy.
In deciding whether to approve or ratify the Related Party Transaction, the Audit Committee considers relevant facts and circumstances. The committee takes into account, among other factors, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Once a Related Party Transaction has been identified, the Audit Committee reviews all of the relevant facts and circumstances and approves or disapproves entry into the transaction. Members of the Audit Committee having an interest in a transaction excuse themselves for the consideration and approval of the transaction in which they have an interest. Certain transactions are exempt from the policy including compensation paid by the Company for service as a director or an officer which is approved by the Compensation Committee or the Board (except for executive officers who are an immediate family member of another executive officer or director of the Company, in which case the Audit Committee also must approve the compensation arrangements).
The Audit Committee reviewed and approved the following 2025 Related Party Transactions in compliance with our policy:
•On February 20, 2025, we entered into a Registration Rights Letter with The Valentin Gapontsev Trust I and The Valentin Gapontsev Trust III (the “Gapontsev Trusts”) pursuant to which we agreed to register with the SEC an aggregate of 2,150,000 shares of common stock held by the Gapontsev Trusts. The Gapontsev Trusts collectively are a significant stockholder of the Company. See Common Stock Ownership below. Such shares were not eligible to be resold under registration statement exemptions under Rule 144 promulgated under the Securities Act of 1933, as amended. The Gapontsev Trusts paid the Company for all incurred expenses of the registration of such shares pursuant to the Registration Rights Letter, including SEC filing fees and the fees and expenses of the Company’s counsel and independent registered public accountants.
•Compensation of Dr. Igor Samartsev. Dr. Igor Samartsev has served as our Senior Vice President, Chief Scientist since February 2022. Dr. Samartsev is the spouse of Natalia Pavlova, a director of the Company. The Compensation Committee approves compensation of all executive officers, including that of Dr. Samartsev. The Audit Committee has also reviewed and approved Dr. Samartsev's compensation in accordance with our related person transaction policy. In fiscal 2025, Dr. Samartsev received total compensation of $1,050,480, consisting of (i) base salary of $440,516, (ii) a cash bonus of $143,400 paid in 2025 in respect of fiscal 2024 performance, and (iii) equity awards having a grant‑date fair value of $466,564 granted in 2025.
Pursuant to our Corporate Governance Guidelines, we expect each of our directors to ensure that other existing and future commitments do not conflict with or materially interfere with his or her service as a director. In addition, directors are required to inform the chair of the NCGC and the Chair of the Board prior to joining the board of another public company to ensure that any potential conflicts, excessive time demands or other issues are carefully considered.
Compensation Committee Interlocks and Insider Participation
Messrs. Dougherty, Meurice and Peeler and Ms. Desmond served as members of our Compensation Committee in 2025. None of these persons has at any time been an officer or employee of our Company or any of our subsidiaries or had any other relationship with the Company requiring disclosure herein. During fiscal year 2025, none of the Company’s executive officers served as a member of the board of directors or compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company’s Board or Compensation Committee.

Board Roles and Responsibilities
Role in Risk Management

BOARD OVERSIGHT OF RISK
The Board recognizes that effectively monitoring and managing risk are essential to the successful execution of the Company’s strategy. The Board has oversight for risk management at IPG with a focus on the most significant risks facing the Company, including strategic, operational, financial, cybersecurity and compliance risks.
In its analysis, the Board rates risks against several criteria including materiality, probability and the speed at which the risk can impact IPG, from short to long-term. The risks are scored and those with the highest ratings are overseen by the Board and its committees, along with mitigation efforts. The scorings may change year to year based upon internal or exogenous factors. After review and recommendation by the NCGC, the Board allocates risk oversight responsibility among the full Board, the independent directors acting as a group and the three standing Board committees as described below. In its review of risks, the Board and its committees may seek the advice of outside advisors or experts depending upon the particular risk. Throughout the year, the Board, the independent directors and the Board committees dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

FULL BOARD
Our Board as a whole reviews risk management practices and a number of significant risks in the course of its reviews of corporate strategy, management reports and reports from outside experts and professional advisors.

AUDIT COMMITTEE
The Audit Committee oversees the policies, processes and risk relating to the financial statements, financial reporting processes, auditing and compliance as well as risks arising from related person transactions. The Audit Committee discusses with management the Company’s risk assessment and risk management practices and, when reviewing and approving the annual audit plan for the Company’s internal audit function, prioritizes audit focus areas based on their potential risk.

COMPENSATION COMMITTEE
The Compensation Committee oversees risk associated with management resources, including executive retention and non-CEO succession planning. It reviews the Company’s executive compensation practices, their effectiveness at linking executive pay to performance and aligning the interests of our executives and our stockholders, without encouraging excessive risk taking. The Compensation Committee annually reviews management’s assessment of compensation risk.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The NCGC oversees risk related to the Company’s governance structure and processes. It reviews processes and risk related to Board succession planning, authority delegated to management and certain compliance risk. It considers and recommends allocation of risk oversight, including business, ESG and other risks, to the Board.

INDEPENDENT DIRECTORS As a group, the independent directors oversee risks related to CEO succession planning and CEO compensation.

The Board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of strategic and operational planning, compliance under the Company’s Code of Business Conduct and other policies, the Company’s integrity programs, health, safety and other compliance, financial reporting and controllership, human capital management, ESG matters, and information technology and cybersecurity programs. The Board's oversight role is independent from the Company’s day-to-day management, as 7 of the 10 current directors are independent and therefore have no conflicts that might discourage critical review of the Company’s risks.
20     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Board Roles and Responsibilities
Role in Environmental, Social and Governance Oversight
Key ESG matters, including environmental risks, climate change risks and human capital risks could have an adverse impact on our Company. Additionally, certain countries in which we operate have imposed new, comprehensive ESG-focused disclosure requirements, such as the European Union’s Corporate Sustainability Reporting Directive (CSRD), which requires detailed reporting on climate-related matters, such as risks, targets and emissions disclosures, as well as other social and governance matters. In October 2025, the Board reviewed an enterprise-level ESG risk assessment to identify and understand specific risks within the ESG realm that could have a material impact on the Company. In connection with CSRD, the Company engaged a third-party advisory firm to conduct a double materiality assessment. This assessment is intended to identify potentially material environmental, social and governance topics from both an impact and financial perspective, and to evaluate related impacts, risks and opportunities. Specific ESG topics are overseen by the Board as a whole, or, in limited circumstances, by the Board committee generally responsible for the relevant subject matter. The Board supports and regularly inquires about progress in the Company’s reporting of ESG policies, metrics and related disclosures.

BOARD OF DIRECTORS

General oversight of ESG matters, with emphasis on directing the Company's strategy and setting its course for growth and CEO succession planning

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Oversees risks related to financial processes and controls, disclosures, financial risks and ethics	Oversees strategies and policies related to non-CEO succession planning and management development, as well as the Company’s labor practices	Recommends risk management allocation, including ESG matters, among Board, committees and management, Board composition, stakeholder engagement and management of supply chain

MANAGEMENT

Responsible for the day-to-day management and execution of the Company's strategies and course for growth, including those relating to ESG matters
Role in Management Succession Planning
The Board is focused on ensuring that the Company has long-term succession and emergency plans in place for key senior executive positions. The entire Board annually reviews, with the CEO, the Company’s plan for succession for the position of the chief executive officer, including the appropriate individual or individuals who are candidates to succeed to this position.
In the event of an unexpected departure of the CEO, an emergency succession plan allows for smooth transfer of responsibilities to an individual who may or may not be permanently tasked with the new role. The Compensation Committee, composed entirely of independent directors, annually reviews the Company’s plan for succession for other senior executive officers. If the succession plan is triggered for any of these roles, the full Board would participate in the discussion and consideration of any action with a final decision to be made by the full Board. In the event of a senior executive’s departure, internal and/or external candidates could be considered for permanent appointment to a given role.

Board Roles and Responsibilities
Role in Ethics
All directors, officers and employees are required to abide by IPG’s Code of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. These policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures and a Company-wide focus on uncompromising integrity in every aspect of our operations. Our Code of Business Conduct covers many topics, including antitrust and competition law, conflicts of interest, financial reporting, protection of confidential information, and compliance with all laws and regulations applicable to the conduct of our business. All of our directors and employees receive bi-annual training on our Code of Business Conduct, which can be found on the investor section of our website at investor.ipgphotonics.com in the investor section under "Governance—Governance Documents." If the Board grants any waivers from our Code of Business Conduct to any directors or executive officers, or if we amend our Code of Business Conduct, we will, if required, disclose these matters via updates on our website. Information on our website does not constitute part of this Proxy Statement.
Role in Stockholder Engagement
Accountability to our stockholders is an important component of the Company’s success. We recognize the value of building informed relationships with our investors that promote further transparency and accountability.
While proxy voting is one direct way to influence corporate behavior, proactive engagement with our investors can be effective and impactful. Investor views are continuously communicated to the Board and are instrumental in the development of our governance, compensation and other policies and inform our business strategy. The Board continues to seek investor input on a range of issues and practices in furtherance of enhancing long-term stockholder value.

Publish Annual Report and Proxy Statement. Speak with investors about topics to be addressed at the annual meeting.	Review results of the annual meeting, governance trends and regulatory developments. Board and committees conduct self-assessments of performance and effectiveness.

Outreach to investors regarding our policies and practices. Consider input from investors to enhance disclosures, governance practices and compensation programs.	Communicate investor feedback to the Board. Board and committees use self-assessments to develop and implement changes improving effectiveness.

Role in M&A
The Board plays an active and integral role in overseeing the Company's mergers and acquisitions (M&A) process. This oversight is conducted both individually by directors and through an ad hoc committee specifically formed to address M&A activities. The Board's involvement begins early in the potential transaction's lifecycle. In collaboration with management, directors provide valuable feedback and insights on potential transactions, ensuring that risks and opportunities related to M&A are thoroughly evaluated. This proactive engagement allows the Board to offer strategic guidance and for management to address concerns early in the M&A process.
As part of the approval process, the Board receives a comprehensive integration plan from management. This plan outlines the steps necessary to successfully integrate the acquired entity into the Company's operations. The Board reviews this plan in detail, providing further input and ensuring that all aspects of the integration are well-considered.
After a transaction closes, the Board continues to oversee the integration process and monitor performance against expectations. This ongoing oversight includes regular updates from management on the progress of the integration and the achievement of key milestones. For instance, the Board received update reports from management throughout 2025 regarding integration activities and progress against milestones and expectations related to our acquisition of cleanLASER. The Board's continuous involvement ensures that the transaction aligns with the Company's strategic objectives and delivers the anticipated benefits to stockholders.
Additionally, the Board may engage external advisors to provide independent assessments and expert opinions on complex M&A transactions. This external perspective further enhances the Board's ability to make informed decisions and uphold its fiduciary responsibilities.
22     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Board Structure
Board Leadership Structure
•Non-Executive Chair: John Peeler
•All three Board committees composed entirely of independent directors
•Independent directors meet in executive session at each of the Board's regular quarterly meetings and as needed outside of such meetings
There is no single board leadership structure that is optimal in all circumstances. Our Board, with its broad range of skills and experience, considers the most appropriate leadership structure for the Company in the context of the specific circumstances and challenges facing the Company. The directors come from a variety of organizational backgrounds with direct experiences in a wide range of leadership and management structures. The independent directors, who comprise 70% of our Board, challenge management and demonstrate the independence necessary for effective oversight. The NCGC, in consultation with the other independent directors, evaluates on an ongoing basis whether the Board’s leadership structure is appropriate to effectively address the evolving needs of our business and the long-term interests of our stockholders. The NCGC then makes recommendations to the Board concerning the Board’s leadership structure. The Board, in accordance with our bylaws, elects a Chair from among the directors. The Board believes it is in the best interests of the Company and its stockholders for the Board to determine which director is best qualified to serve as Chair in light of the circumstances at the time, rather than based on a fixed policy.
The Board believes that it is currently in the best interests of our stockholders that the Chair role be held by Mr. Peeler, an independent director. This leadership structure allows our CEO to focus on executing our strategic imperatives. Meanwhile, in his capacity as non-executive Chair, Mr. Peeler focuses on leading the Board, ensuring that it provides strong oversight of management, sets goals and objectives for the CEO, and that all directors have access to the resources required to discharge their duties appropriately.
Director Independence
Seven of our ten director nominees are independent as defined by Nasdaq and SEC rules. A predominantly independent board ensures that our Board is acting objectively and in the best interests of our stockholders. Our independent directors also bring expertise and a diversity of perspectives to the Board. The culture of the Board enables directors to openly express their opinions in the boardroom and to raise challenges. Nasdaq listing standards governing independence require that a majority of the members of the Board be independent as defined by Nasdaq. Also, our Corporate Governance Guidelines require that a majority of the Board members be independent. Our Corporate Governance Guidelines also require that an independent director must have no material relationship with the Company, directly or indirectly, that might interfere with the exercise of independent judgment in the performance of director responsibilities.
The NCGC conducted the annual review of the independence of the directors (and director nominees) in March 2026, taking into account relevant facts and circumstances, and reported its findings to the full Board. The NCGC determines independence on the basis of the standards specified by Nasdaq, the additional standards referenced in our Corporate Governance Guidelines, and other facts and circumstances the Board considers relevant. During this review, the NCGC examined all direct and indirect transactions or relationships between the Company or any of its subsidiaries and each current independent director and any immediate family member of the independent director and determined that no material relationships with the Company existed during 2025 or to date in 2026. On the basis of this review, the NCGC determined that each of the following director nominees qualifies as an independent director as defined in Nasdaq guidelines, SEC rules and under our Corporate Governance Guidelines: Gregory Beecher, Jeanmarie Desmond, Gregory Dougherty, Kolleen Kennedy, Eric Meurice, John Peeler and Agnes Tang. The NCGC previously determined that Michael Child, who was a director in 2025 but did not stand for re-election at the 2025 annual meeting of stockholders, was independent. Additionally, the NCGC determined that each member of the Audit Committee and the Compensation Committee meets the independence standards specific for members of such committees under Nasdaq guidelines and SEC rules. The Board agreed with these determinations by the NCGC. Ms. Pavlova is not considered independent because she is the spouse of Dr. Igor Samartsev, an executive officer of the Company. Dr. Scherbakov is not considered independent under Nasdaq listing rules because he served as CEO within three years of such independence determination. Dr. Mark Gitin, as our CEO, is not considered independent.
Additionally, our independent directors meet privately, without non-independent directors or management present, at least four times during the year. These private sessions are generally held in conjunction with the regular quarterly Board meetings. Other private meetings of the independent directors are held as often as deemed necessary by them and are led by Mr. Peeler as non-executive Chair. Board committees meet without non-independent directors or management present from time to time as they deem necessary.

Standing Committees and Board Committee Membership
The Board has three standing committees: the Audit Committee, Compensation Committee and NCGC, each composed entirely of non-employee, independent directors. Under their written charters adopted by the Board, each of these committees is authorized and assured appropriate funding to retain and consult with external advisors, consultants and counsel. Below we provide the principal functions and current members of the standing Board committees.
Audit Committee

MEMBERS	FUNCTIONS:
Jeanmarie Desmond (Chair) Gregory Beecher Gregory Dougherty Agnes Tang Meetings in 2025: 8
•Providing oversight of financial management, the internal auditor function and the independent auditor.
•Providing oversight with respect to our internal controls, including that management is maintaining an adequate system of internal control such that there is reasonable assurance that assets, systems and processes are safeguarded and that financial reports and certain other datasets are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management’s financial reporting policies and procedures.
•Pre-approving audit and permissible non-audit services by our independent auditor, reviewing and discussing our annual and quarterly financial statements and related disclosures.
•Review and approve related party transactions.
•Meeting periodically with the independent auditor, management and internal auditor function (including in private sessions) to review their work and confirm that they are properly discharging their respective responsibilities.
•Appointing the independent auditor.
For more information on Audit Committee activities in 2025, see the Audit Committee Report on page 53 of this Proxy Statement and Proposal 3: Ratify Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2026 on page 51.

The Board has determined that each member of the Audit Committee is independent and financially literate. The Board has designated Ms. Desmond and Mr. Beecher, who are each independent directors under the Nasdaq listing standards and the SEC's audit committee requirements, as “audit committee financial experts” pursuant to the SEC’s final rules implementing Section 407 of the Sarbanes-Oxley Act. Stockholders should understand that the designation of Ms. Desmond and Mr. Beecher each as an “audit committee financial expert” is an SEC disclosure requirement and that it does not impose upon them any duties, obligations or liabilities that are greater than those imposed on them as members of the Audit Committee and the Board in the absence of such designation. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.
24     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Standing Committees and Board Committee Membership
Compensation Committee

MEMBERS	FUNCTIONS:
Gregory Dougherty (Chair) Jeanmarie Desmond Eric Meurice John Peeler Meetings in 2025: 7
•Reviewing and recommending to the independent directors the CEO’s base salary and opportunities for annual and long-term incentive compensation.
•Reviewing and approving compensation recommendations by the CEO for the other executive officers, including base salaries, annual performance bonuses, long-term incentive awards, severance benefits, perquisites and employment agreements.
•Setting our compensation philosophy and composition of the group of peer companies used for a comparative analysis of executive compensation.
•Reviewing and recommending for approval by the Board the compensation for non-employee directors.
•Administering the equity compensation plans under which we compensate our executive officers, other key employees and directors.
•Retaining and approving the compensation of an independent compensation consultant firm for matters related to executive officer and director compensation, and outside legal counsel to provide advice on compensation-related matters.
•Assessing the independence of any compensation consultant, external legal counsel, accounting or other advisors.
•Preparing the Compensation Committee Report included in this Proxy Statement on page 44 and overseeing management’s risk assessment of compensation for all employees and compensation-related risks as delegated by the Board.

Nominating and Corporate Governance Committee

MEMBERS	FUNCTIONS:
Kolleen Kennedy (Chair) Gregory Beecher Eric Meurice Meetings in 2025: 5
•Overseeing matters of corporate governance, including the evaluation of the performance and practices of the Board.
•Developing and recommending criteria for Board membership.
•Reviewing possible candidates for the Board and recommending director nominees to the Board for approval.
•Overseeing the process for the performance evaluations of the Board and its committees.
•Engaging in Board succession planning to ensure boardroom skills are aligned with IPG’s long-term strategic plan.
•Reviewing and recommending director orientation, stock ownership guidelines, delegation of authority to management and insider trading policy, and considering questions of possible conflict of interest as such questions arise.
•Reviewing and recommending risk oversight responsibilities, including ESG matters, of the Board and its committees and of the independent directors as a group.

Each of the standing Board committees has a written charter that states their respective purposes, goals and responsibilities as well as qualifications for committee membership and appointment, committee structure and operations and reporting to the entire Board. The three committee charters and our Corporate Governance Guidelines can be found on the investor section of our website at investor.ipgphotonics.com under "Governance—Governance Documents." Information on our website does not constitute part of this Proxy Statement.

Directors

Board Refreshment and Composition
Board Succession Planning
Our Board’s succession planning focuses primarily on the composition of our Board and its committees, anticipated retirements, succession plans for committee members and chairs, and recruiting strategies for adding new directors. In its succession planning, the NCGC and our Board consider the results of our Board’s annual self-assessment, as well as other appropriate information, including the types of skills and experience desirable for future Board members and the needs of our Board and its committees at the time in light of the Company’s long-term strategy.
•Thoughtful, Deliberate Board Refreshment Process. The Board’s refreshment actions reflect a thoughtful and deliberate process that is informed by our Company’s strategic needs as well as the Board’s annual self-assessment and director nomination processes. As a result of refreshment, over half of the director nominees joined the Board since January 2021.
•Appropriately Balance Experience and Perspectives While Ensuring an Orderly Transition. Our Board takes care as part of its Board refreshment process to appropriately balance new perspectives and the experience of existing directors while undergoing an orderly transition of roles and responsibilities on the Board and its committees.

DIRECTOR TENURE AND RETIREMENT AGE POLICIES
•Our Board recognizes the importance of periodic Board refreshment and maintaining an appropriate balance of tenure, experience and perspectives on the Board.
•We believe it is desirable to maintain a mix of longer-tenured, experienced directors with institutional memory and understanding of our business and culture and newer directors with fresh perspectives. However, we do not impose director tenure limits.
•The Board believes that directors should not have an expectation of being re-nominated annually and that the NCGC’s assessment is a key component of its director nomination process.
•In connection with the Board’s annual self-assessment and director nomination processes, the NCGC considers upcoming retirements, the average tenure and overall mix of individual director tenures of the Board, the overall mix of the skills, knowledge, experience and backgrounds, each individual director’s performance and contributions to the work of the Board and its committees, the personal circumstances and other time commitments of directors, along with other factors the Board deems appropriate.
•The Board believes that, as an alternative to term limits, non-employee directors should submit their resignation from the Board upon attaining the age of 72 and on each subsequent anniversary unless another arrangement is approved by the NCGC. The Board then considers the needs and circumstances confronting the Board and, upon recommendation of the NCGC, determines whether to accept or reject the resignation.
•Our Board’s age resignation policy is intended to facilitate our Board’s recruitment of new directors with appropriate skills, experience and backgrounds and provides for an orderly transition of leadership on our Board, while also taking into consideration the importance of institutional knowledge and unique perspectives.

26     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Board Refreshment and Composition
Board Nomination Process

1	2	3	4
EVALUATION OF BOARD COMPOSITION	IDENTIFICATION OF POOL OF CANDIDATES	MEETINGS WITH POTENTIAL CANDIDATES	RECOMMENDATION OF POTENTIAL DIRECTORS FOR APPROVAL
•The NCGC and the Board evaluate Board composition annually and identify skills, experience and capabilities desirable for new directors in light of the Company’s long-term strategy	•The NCGC identifies potential nominees through multiple sources, including third-party search firms and input from stakeholders
•Evaluation and assessment of candidate interest, minimum qualifications, conflicts, independence, background and other information
•Members of the NCGC, other Board members and executives meet with qualified candidates

•NCGC recommends potential nominees to the Board for approval
•Stockholders vote on candidates nominated by the Board at the next annual meeting of stockholders or the Board appoints a nominee to the Board to fill a vacancy

The NCGC’s evaluation process and criteria does not vary based upon whether a candidate is recommended by a stockholder. However, the procedural requirements set forth in our bylaws and the procedures described below in Additional Information - 2027 Annual Meeting and Nominations must be met.
The composite skills of the Board members and the ability and willingness of individual Board members to complement each other and to rely on each other's knowledge and expertise should produce informed Board members who are not afraid to disagree and who can intelligently assess management's performance and evaluate our strategic direction. In considering whether to recommend any candidate for nomination to the Board, including candidates recommended by stockholders, the NCGC must be satisfied that the recommended nominee meets the following qualifications at a minimum:

Character and Integrity	Must be an individual of the highest character and integrity
Leadership Experience	Demonstrated excellence, leadership and significant experience in their field of endeavor
Financial Literacy and Commitment to Representing Stockholders	Ability to read and understand financial statement fundamentals and commitment to representing the long-term interests of the Company’s stockholders, while keeping in perspective the interests of the Company’s customers, employees and the public
Independence and Constructive Collegiality	Must have a demonstrated ability to think and act independently as well as the ability to work constructively in a collegial environment. Must satisfy independence criteria of the SEC and Nasdaq, where independence is desired
Age	A potential director (excluding any incumbent) cannot be less than 21 or greater than 72 years of age (unless a waiver of the requirement is obtained)
Limit on Other Public Boards	Independent directors – 3 (or 4 with Board approval) CEO - 1

The NCGC believes that our Board should be composed of directors who, as a group, have the experience and skills that are collectively required to make informed Board decisions and provide effective Board oversight to allow the Board to fulfill its responsibilities. The NCGC considers experience in our industry or markets, international business and cultural experience, experience serving on the boards of public companies or private or non-profit entities, experience acquiring companies and varied backgrounds, including professional experience, global experience, education, and other individual qualities and attributes, in evaluating recommended nominees. The NCGC does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Board recognizes that the variety of perspectives of its members is impacted by the breadth of the pool of potential director candidates and works with third‑party director search firms hired by the NCGC to identify a broad pool of highly qualified candidates consistent with the Board’s needs at the time.

Director Compensation
In 2025, our non-employee directors received the following annual compensation from us:

Amount ($)
Board Retainer	40,000
Non-Executive Chair Retainer	85,000
Audit Committee Retainers
Chair	25,000
Non-Chair	12,500
Compensation Committee Retainers
Chair	22,500
Non-Chair	10,000
NCGC Retainers
Chair	17,500
Non-Chair	7,500
Annual Equity Award	250,000
Following our annual meeting of stockholders in 2025, non-employee directors received an equity award of service-based restricted stock units ("RSUs") with a value of approximately $250,000. The awards vest in a single installment on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders.
Upon election to the Board, each new non-employee director receives a grant of approximately $250,000 in RSUs vesting on the first anniversary of the date of grant subject to the director’s continued service on the Board through the vesting date. If the election to the Board for a new director occurs other than at an annual meeting of stockholders, the subsequent annual equity grant is pro-rated based on the time the director has served since initial election. Any director who retires after at least eight years of service on the Board will be entitled to full vesting of all RSUs then held by the director.
After an assessment of non-employee director compensation prepared by Frederic W. Cook & Co., Inc. ("FW Cook"), independent consultant to the Compensation Committee, the Board approved an increase in the non-executive Chair Retainer from $80,000 to $85,000 effective September 30, 2025. There were no other changes to non-employee director compensation.
Director Compensation Table
The following table summarizes the compensation of each of our non-employee directors for 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Gregory Beecher	60,000	249,936	309,936
Michael Child(2)	12,018	—	12,018
Jeanmarie Desmond	75,000	249,936	324,936
Gregory Dougherty	75,000	249,936	324,936
Kolleen Kennedy	54,167	249,936	304,103
Eric Meurice	59,808	249,936	309,744
Natalia Pavlova	41,875	249,936	291,811
John Peeler	131,667	249,936	381,603
Agnes Tang	52,500	249,936	302,436
(1)The amount reported is equal to the fair value of the RSU awards as of the grant date determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718") disregarding any estimates of forfeitures related to service-based vesting. The assumptions that we used with respect to the valuation of RSU awards are set forth in Note 15 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025.
(2)Mr. Child did not stand for re-election at the 2025 annual meeting of stockholders and ceased to be a director on May 20, 2025.
28     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Director Compensation
Outstanding Equity Awards Table
The following table provides information regarding unvested RSUs and unexercised stock options held directly by each of our non-employee directors on December 31, 2025. The Company no longer grants stock options to non-employee directors. All previously-granted options were vested as of December 31, 2025.

Name	Unvested Restricted Stock Units (#)	Total Number of Shares Underlying Option Awards Held (#)
Gregory Beecher	3,759	—
Jeanmarie Desmond	3,759	—
Gregory Dougherty	3,759	3,259
Kolleen Kennedy	3,759	—
Eric Meurice	3,759	6,071
Natalia Pavlova	3,759	—
John Peeler	3,759	5,321
Agnes Tang	3,759	—
Our Charter limits the dollar amount of personal liability of our directors for breaches by them of their fiduciary duties. Our Charter requires us to indemnify our directors to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). We have also entered into indemnification agreements with all of our directors and we have purchased directors’ and officers’ liability insurance.
Objectives of Director Compensation
Quality non-employee directors are critical to our success. We believe that the two primary duties of non-employee directors are to effectively represent the long-term interests of our stockholders and to provide guidance to management. As such, our compensation program for non-employee directors is designed to meet several key objectives:
•Adequately compensate directors for their responsibilities and time commitments and for the personal liabilities and risks that they face as directors of a public company.
•Attract the highest caliber non-employee directors by offering a compensation program consistent with those at companies of similar size, complexity and business character.
•Align the interests of directors with our stockholders by providing a significant portion of director compensation in equity and requiring directors to comply with stock ownership guidelines that encourage long‑term stock ownership.
•Provide director compensation that is simple and transparent to stockholders and reflects corporate governance best practices.
Elements of Director Compensation
We believe that the following components of our director compensation program support the objectives above:
•We provide cash compensation through retainers for Board and committee service, as well as additional cash retainers to the non-executive Chair of the Board and chairs of our standing Board committees. We do not provide Board and committee meeting fees. Compensating our directors in this manner simplifies the administration of our program and creates greater equality in rewarding service on committees of the Board. The additional retainers for Board or committee leadership compensate directors for the additional responsibilities and time commitments involved with chair responsibilities.
•We pay for, provide or reimburse directors for expenses, including business class travel, incurred to attend Board and committee meetings and director education programs. We do not pay our non-employee directors any additional payments or perquisites.
•Directors do not have a retirement plan.
•Directors who are also employees receive no additional compensation for service on the Board.

Director Compensation
Determining Director Compensation
Our Compensation Committee reviews our director compensation program every other year to confirm that the program remains appropriate and competitive and recommends any changes to our full Board for consideration and approval.
In 2025, the Compensation Committee engaged FW Cook, an independent compensation consultant, to provide a comprehensive review of compensation for non-employee directors in comparison to the same compensation peer group used for the Company’s executive compensation analysis. The analysis included review of cash retainers, initial and annual equity grants, vesting schedules, and meeting fees for Board and committee service. Equity compensation provides a significant portion of total compensation per director, aligning director interests with the long-term interests of stockholders. IPG's director compensation program is weighted more heavily to equity than its peers. Based upon its review, in 2025 the Compensation Committee determined that, overall, the director compensation continues to be appropriate and increased in the compensation of the non-executive Chair of the Board by $5,000 to $85,000.
DETERMINING NON-EMPLOYEE DIRECTOR COMPENSATION

1	2	3
The Compensation Committee engages independent compensation consultant to review compensation of non-employee directors as compared to peer group
The Compensation Committee evaluates the independent compensation consultant's report, compensation trends and need to retain and attract high caliber non-employee directors consistent with comparable companies
The Board considers changes to non-employee directors compensation program recommended by the Compensation Committee

Director Stock Ownership Guidelines
The Board adopted stock ownership guidelines to more closely align the interests of our directors with those of our long-term stockholders. Under the guidelines, non-employee directors are expected to maintain a minimum investment in our common stock of five times their annual cash Board retainers (excluding committee or leadership retainers).
Unvested time-based RSUs count toward required stock ownership levels; stock options (whether vested or unvested) do not. Ownership requirements are to be achieved no later than four years after the election as a director, except that prior to such time the director is expected to retain a certain portion of stock issued upon exercise of stock options or vesting of RSUs until the minimum ownership level is attained. All directors were in compliance with our stock ownership guidelines as of December 31, 2025.
30     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Proposal 2	Advisory Vote to Approve Our Executive Compensation

We are asking our stockholders to cast an advisory vote to approve the compensation of the NEOs as disclosed in this Proxy Statement in accordance with the requirements of Section 14A of the Exchange Act. This proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program. As most recently recommended by our stockholders in 2023, we submit this proposal for a non-binding, advisory vote on an annual basis. At the annual meeting of stockholders in 2025, the last time this proposal was up for a non-binding, advisory vote, over 96% of votes cast on this proposal were in favor of our executive compensation practices as disclosed in our 2025 proxy statement.
Our compensation program is designed to be simple, effective and link pay to performance. It reflects the size, scope and success of IPG’s business as well as the responsibilities of our NEOs. As evidence of this philosophy, approximately 90% and 78% of the total direct target compensation opportunity for our CEO and other NEOs (average), respectively, in 2025 was at risk. "At risk" includes awards that are subject to performance conditions and/or stock price performance. Also, 50% of long-term incentives granted to NEOs are subject to performance-based vesting.
We believe our compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. The strong linkage between pay and performance in our annual and long-term incentive compensation programs is described in the Compensation Discussion and Analysis section of this Proxy Statement, including a discussion of historical target and actual payout outcomes under our Annual Incentive Plan and Performance Stock Units. We encourage you to read the entire Compensation Discussion and Analysis section and the compensation tables and narrative disclosures that follow for additional details about our 2025 executive compensation program for our NEOs.
As an advisory vote, the results of this vote will not be binding upon the Board or the Company. However, the Compensation Committee and the Board value the opinions expressed by our stockholders on this proposal and will consider the outcome of the vote when making future decisions on the compensation of our NEOs.
Thus, the Company is submitting to stockholders the following resolution for their consideration and approval:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including in the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative).

The Board recommends that you vote FOR approval of our executive compensation.

Compensation Discussion and Analysis
Executive Overview
This Compensation Discussion and Analysis provides a review of our executive compensation philosophy and program, and Compensation Committee decisions for fiscal year 2025. The discussion in this section focuses on the compensation of the NEOs for fiscal year 2025, who were:

MARK GITIN, PH.D.	Chief Executive Officer
TIMOTHY MAMMEN	Senior Vice President and Chief Financial Officer
TREVOR NESS	Senior Vice President, Chief Revenue Officer
ANGELO LOPRESTI	Senior Vice President, General Counsel and Secretary
PAULUS BUCHER, PH.D.	Senior Vice President, Global Operations
Detailed bios of our executive officers are included in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2025.
2025 Pay and Performance Highlights
•Annual bonus plan payout for 2025 performance: 113.9% of total annual target opportunity based on achievement of pre-determined financial metrics
•No payout for performance share units vesting in 2025
In 2025, IPG maintained a compensation program consistent with its pay for performance philosophy.
IPG experienced its first year of revenue growth since 2021 with 2025 revenue up 3%, compared to a 24% decrease in the prior year. While sales in core materials processing were flat, lower cutting sales were fully offset by growth in other materials processing applications, including cleaning and additive manufacturing. In 2025, we made meaningful progress expanding beyond materials processing applications, with non-materials-processing applications representing approximately 14% of our total revenue and contributing significantly to our growth, as micromachining, medical and advanced applications sales all increased by double digits. New tariffs imposed early in 2025 adversely impacted gross margins by 150 basis points, yet overall gross margin still increased year over year, driven by improved manufacturing cost absorption and a decrease in inventory provisions. Inventory provisions declined in 2025, and working capital management improved, as reflected in lower accounts receivable days sales outstanding and reduced inventory days on hand compared to the prior year. IPG finished the year with a strong balance sheet, with cash, cash equivalents and short-term investments of $839 million as of December 31, 2025. The Company allocated capital in 2025 through the return of $50 million to stockholders in stock repurchases, as well as investments in new product development. We also successfully integrated the December 2024 acquisition of cleanLASER, a maker of laser cleaning systems.
2025 Senior Management Transformation
Since joining the Company in June 2024, Dr. Gitin has led a significant transformation of the Company's senior management team to shape and execute our strategy and drive our next chapter of profitable growth. In 2025, he led the hiring of several key senior management leaders. Each of these new leaders brings distinct strengths, deep expertise and a shared commitment to collaboration and innovation that we believe will help us expand our business, enter new markets and create a stronger, more unified IPG.
One of the key executives hired was Dr. Paulus Bucher, who started in July 2025 in the position of Senior Vice President, Global Operations. Dr. Bucher brings two decades of leadership in high-performance manufacturing, supply chain, logistics, and quality operations across global organizations producing complex photonic components and systems and is critical to our advancement of operational efficiency and effectiveness.
Dr. Bucher's initial compensation package includes an annual base salary of €388,553 and participation in the Company's Senior Executive Annual Incentive Plan ("AIP") with a target bonus of 65% of his base salary. To compensate him for leaving his prior employer mid-year, Dr. Bucher's 2025 bonus opportunity was not pro-rated. In connection with his hire, the Company granted Dr. Bucher long-term incentives in the form of service-based restricted stock units (weighted 50%) and performance-based restricted stock units (weighted 50% at target) with a target equity value of 150% of his base salary.
32     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis
Stockholder-Minded Compensation Practices

PRACTICES WE EMPLOY	PRACTICES WE AVOID
✓ Align our NEO Pay with Performance: Strong links of compensation to Company performance and stockholder returns for annual and long-term incentives.
✓ Balance Annual and Long-Term Incentives: Incentive programs provide an appropriate balance of annual and long-term incentives and include multiple measures of performance.
✓ Use Long-Term Incentives to Link Executive Pay to Company Performance: Over half of NEO target pay consists of long-term incentives.
✓ Cap Annual Incentive Compensation and Performance-Based Equity Payouts.
✓ Annual Risk Assessment of Compensation Program.
✓ Independent Compensation Consultant: The Compensation Committee retains a compensation consultant, who is independent and without conflicts of interest with the Company.
✓ Stock Ownership Requirements: Officers and directors are subject to stock ownership guidelines to further align their interests with those of our stockholders.
✓ Clawbacks on Executive Compensation: We maintain a compensation recovery policy covering cash and equity.
✓ Anti-Pledging Policy Applicable to All Executives and Directors.
✓ Anti-Hedging Policy Applicable to All Employees and Directors.

✗ No Guaranteed Annual Incentive Plan Bonuses: Our annual incentive compensation plan is performance-based and does not include any guaranteed payout levels.
✗ No 280G Excise Tax Gross-Ups: We do not provide excise tax gross reimbursements for change in control payouts.
✗ No Excessive Perquisites: We provide limited perquisites to our NEOs.
✗ No Single-Trigger Change in Control Payments or Benefits. Severance and equity acceleration for NEOs generally require a “double-trigger” of both a change-in-control and qualifying termination of employment.
✗ No Stock Option Repricing without Stockholder Approval. Our equity plans prohibit repricing underwater stock options.
✗ No Supplemental Executive Retirement Plans, Executive Pensions or Excessive Retirement Benefits.

Stockholder Feedback
At our 2025 annual meeting of stockholders, our stockholders overwhelmingly approved our executive compensation structure in a “say-on-pay” advisory vote, with over 96% of votes cast in favor of our executive compensation program. After considering the results of the 2025 vote, the Compensation Committee determined to maintain its general pay philosophy and practices.
Say-on-pay approval during last stockholder vote (2025)

2025 Compensation of Named Executive Officers
Our Business and Our Compensation Philosophy
The guiding principles of our executive compensation philosophy and practices continue to be pay-for-performance, accountability for annual and long-term performance, alignment to stockholders’ interests and providing competitive pay to attract and retain executives. We believe our compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders.
Our executive compensation program is designed to focus our executive officers on both annual and long-term financial and operational performance without encouraging unnecessary risk. Approximately 90% and 78% of the total direct target compensation opportunity for our CEO and other NEOs (average), respectively, in 2025 was at risk. "At risk" compensation includes awards that are subject to performance conditions and/or stock price performance.
The 2025 compensation program for our NEOs had three primary components: annual base salary, annual cash incentives and long-term equity incentives. The table below illustrates the allocation of fiscal year compensation components at target for our CEO and the average for our other NEOs in 2025 as a group and provides an overview of the primary compensation program elements for our NEOs.

Form of Compensation		Performance Period	Performance Criteria	Objectives	For More Information
Base Salary
CEO	OTHER NEOs	Ongoing	Alignment of salary with performance is evaluated on an annual basis
•Provides a competitive fixed component of cash compensation to attract and retain talented and experienced executives with the knowledge and skills necessary to achieve the Company’s strategic business objectives
•Reflects scope of roles and responsibilities, contributions, skills, knowledge, experience and seniority
Page 35

Annual Incentive
CEO	OTHER NEOs	One year	Net sales, and Adjusted EBIT, and individual performance
•Provides a variable cash compensation opportunity that rewards achievement of corporate goals, with an additional compensation opportunity based upon individual performance
•Motivates achievement of short-term performance goals designed to enhance the value of the Company
•Fosters a shared commitment among executives through establishment of uniform Company financial goals
Page 35

Long-Term Incentives
CEO	OTHER NEOs	PSUs: Measured over three one-year periods, with cliff vesting after three years	Revenue and Adjusted EBITDA growth, and working capital	•Rewards successful achievement of performance goals designed to enhance the long-term value of IPG •Intended to satisfy long-term retention objectives	Page 37
		RSUs: Vest over three years	Value based on stock price performance	•Rewards the creation of long-term value •Recognizes potential future contributions •Intended to satisfy long-term retention objectives
34     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

2025 Compensation of Named Executive Officers
Base Salary
We provide base salary to our NEOs and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. Unlike annual cash incentives and long-term equity incentives, base salary is not subject to performance risk. The Compensation Committee reviews data provided by its independent compensation consultant and considers the following other factors when setting base salaries of the NEOs: experience, skills, seniority, knowledge and responsibilities of the executive, and the individual’s performance assessment provided by the CEO for executives other than the CEO. With respect to the CEO, the Compensation Committee additionally considers the performance of the Company as a whole in its recommendation to the independent directors, who set CEO compensation. For newly hired executive officers, the Compensation Committee establishes initial base salaries at the time the executive officer is hired, considering the position and the executive’s experience and qualifications and the competitive market.
In February 2025, the Compensation Committee, with the assistance of its independent compensation consultant, FW Cook, reviewed the base salaries and total target cash compensation for the Company's NEOs (other than Dr. Bucher, who joined the Company in July 2025). The Compensation Committee reviewed pay levels benchmarked against a peer group of 19 public high technology companies and broader market data to ensure competitiveness.
After reviewing peer data and considering the CEO’s recommendations, the Compensation Committee determined that the base salaries for Messrs. Mammen, Ness and Lopresti would remain unchanged from 2024 levels. The Compensation Committee recommended, and the independent directors of the Board approved, an increase in the CEO’s base salary by 12.9% to $875,000, to position him closer to market median, to recognize the changes made and challenges managed by Dr. Gitin in his seven months, his leadership in improving operations and a shared vision to achieve growth.
As described above under 2025 Senior Management Transformation above, Dr. Bucher joined the Company in July 2025 with an initial annual base salary of €388,553, which amount was determined based on market data, Dr. Bucher’s experience and qualifications and individual negotiations. Converted into U.S. dollars using the average daily exchange rate for the time period of 0.86, Dr. Bucher's annual base salary was $453,180.
Annual Incentives
A significant portion of an executive's potential short-term compensation is in the form of annual cash incentive pay tied to the achievement of goals set by the Compensation Committee under the AIP, which is administered by the Compensation Committee. The Compensation Committee determines who is eligible to receive awards under the AIP, defines performance goals and objectives for executives, establishes target awards for each participant for the relevant performance period and determines the percentage of the target award allocated to the achievement of each of the chosen performance goals. Generally, after the end of the fiscal year, the independent directors and the Compensation Committee determine the amount of the CEO’s and each of the other NEO’s actual annual incentive award, respectively, based upon their evaluation of achievement against the pre-determined goals.
Each NEO has a target annual bonus opportunity, of which 75% is based on the achievement of pre‑established financial performance objectives and 25% is based on individual performance. For the financial performance component, achievement at target results in payment of 100% of the applicable financial portion of the target bonus. Performance above target may result in an increased payout, subject to the overall cap. Performance below target results in a reduced payout, with 50% of the financial target portion earned upon achievement of the minimum threshold level of performance, and no payout earned if the minimum threshold is not achieved. The maximum opportunity under the AIP is 225% of the total target payout. The financial performance component could result in payouts above target, but total financial payout under the plan is capped at 200% of the NEO’s overall target bonus, inclusive of both financial and individual performance components. The individual performance component is capped at 100% of its target weighting (i.e., no more than 25% of the NEO’s overall target bonus) and earned, in the case of our CEO, based upon personal goals and objectives determined by the independent directors and, in the case of the other NEOs, based on individual goals in support of the CEO’s goals, other objectives, the CEO's recommendation, and other factors the Compensation Committee deems relevant.
In February 2025, the Compensation Committee approved annual performance targets for the Company’s then-serving NEOs for fiscal year 2025. The annual incentive targets for 2025 were set at 120% of base salary for Dr. Gitin, 80% of base salary for Messrs. Lopresti, Mammen and Ness, and 65% of base salary for Dr. Bucher. The target payouts for continuing NEOs as a percentage of salary were consistent with 2024, except for Dr. Gitin whose target increased from 100% to 120% of

2025 Compensation of Named Executive Officers
base salary in consideration of market positioning, the changes made and challenges managed, by Dr. Gitin in his first seven months as CEO, his leadership in improvements to operations and a shared vision to achieve growth. Dr. Bucher’s target annual incentive opportunity was determined in connection with his hire based on market data, his experience and qualifications and individual negotiations.
Financial Performance Measures and Funding Mechanism/Determination
In February 2025, in light of continued macroeconomic uncertainty and industry-specific challenges, including the evolving tariff environment and broader market volatility, the Compensation Committee established an AIP structure consisting of two equally-weighted six‑month performance periods, with performance goals for each period established at the beginning of the respective period. We believe this structure allows for performance to be assessed across two distinct periods within the fiscal year, while maintaining a single payout at year-end. The approach provides greater flexibility to account for external volatility and timing shifts in business impact, while continuing to reinforce accountability and alignment with strategic objectives.
Financial performance goals for the first and second half of 2025 were approved by the Compensation Committee in February 2025 and July 2025, respectively. The goals for the first half and the second half periods were both based on the annual operating plan approved in February. The Committee did not make any discretionary adjustments in 2025, including for new tariffs imposed after the approval of the annual operating plan. The goals were challenging and were expected to incentivize the NEOs to advance IPG’s strategic and operational priorities.
Consistent with prior years, the Compensation Committee identified two financial performance measures for each performance period: revenue and adjusted EBIT, each as determined under the AIP, and assigned a 50% weighting factor to each financial performance goal. Revenue under the AIP is the same as net sales as reported in our financial statements and adjusted EBIT is defined as earnings before interest and taxes as determined under GAAP and recorded in our financial statements, excluding equity-based compensation charges, foreign exchange transaction gains and losses and acquisition or disposition related charges such as unbudgeted amortization of step-up inventory value, earnouts and integration expenses for the year, and other material unusual or one-time charges that the Company used in its GAAP to non-GAAP reconciliation of results. The Compensation Committee chose to focus on net sales and adjusted EBIT so that our NEOs would be incentivized to deliver the types of financial performance that benefit our stockholders, namely, sales and profits. The graphic below illustrates performance relative to the half-year goals.

2025 AIP FINANCIAL PERFORMANCE TARGETS AND ACHIEVEMENT
($ in millions)
	First Half (50%)			Second Half (50%)
	Threshold (50% funding)	Target (100% funding)	Maximum (267% funding)	Threshold (50% funding)	Target (100% funding)	Maximum (267% funding)
Revenue
Adjusted EBIT
Individual Performance Factor
Individual objectives are set for each NEO to support the Company’s strategic objectives and are tied to the areas of responsibility of each NEO. Below is a summary of the primary 2025 objectives for each NEO.

Name	2025 Goals
Mark Gitin	Lead enterprise transformation by strengthening execution discipline, building leadership depth, advancing strategic priorities, shaping culture, and deploying M&A to restore growth and leadership
Timothy Mammen
Improve financial clarity and discipline through stronger budgeting, forecasting, business unit reporting, cash management, tax planning, enterprise resource planning readiness, and clear investor communication

Trevor Ness
Drive growth by advancing sales execution, pricing, service effectiveness, and go‑to‑market strategy, sharpen focus on customers, expand team, connect strategy to execution, support leadership transitions

Angelo Lopresti	Enable strategy execution by strengthening legal processes, supporting rebranding and leadership hiring, managing regulatory and IP risk, and guide governance and M&A integration
Paulus Bucher	Modernize global operations by strengthening planning, quality, and change management, optimizing manufacturing and outsourcing, and building a scalable, efficient operations organization
36     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

2025 Compensation of Named Executive Officers
In addition, a portion of the individual performance achievement for each NEO other than the CEO was based on increasing collaboration within the leadership team and functional groups. The Compensation Committee evaluated individual performance of each non-CEO NEO considering Dr. Gitin’s recommendation, which was based on his assessment of their achievement of individual 2025 goals. The individual performance achievement for each of the NEOs is set forth in the table below.
2025 Payouts
The table below includes the AIP payouts to our NEOs.

		Target(1)				Actual
Name	Annual Base Salary	Target Annual Incentive %	Corporate Performance Target (weighting)	Personal Performance Target (weighting)	Target Annual Incentive $	Financial Performance %	Personal Performance %	Final Award $
Mark Gitin	$875,000	120%	75%	25%	$1,050,000	113.9%	100%	$1,159,600
Timothy Mammen	$538,700	80%	75%	25%	$430,900	113.9%	97%	$472,700
Trevor Ness	$501,000	80%	75%	25%	$400,800	113.9%	98%	$440,100
Angelo Lopresti	$485,500	80%	75%	25%	$388,400	113.9%	96%	$425,000
Paulus Bucher(2)	$453,180	65%	75%	25%	$294,497	113.9%	100%	$325,288
(1)The "threshold" and "maximum" amounts under the AIP are provided in the 2025 Grants of Plan-Based Awards table.
(2)Dr. Bucher's annual salary and participation in the AIP are in Euros. Amounts were converted into U.S. dollars using the average daily exchange rate for the time period Dr. Bucher was employed by the Company, which was 0.86.
Historical AIP Performance
AIP payouts tied to financial performance met or exceeded target in only one of the last three years, underscoring the strong alignment between pay and performance in the Company’s annual incentive program.
Long-Term Incentives
The goal of our equity-based award program is to provide employees and executives with the perspective of an owner having a long-term financial stake in our success, further increasing alignment with stockholders. Our equity-based incentives align the interests of our executives and stockholders by motivating executives to increase long-term stockholder value.
In 2025, our equity-based award program for our NEOs included performance stock units ("PSUs") and restricted stock units ("RSUs"), with each award type representing half of the overall long-term incentive award opportunity (at target for the PSUs). The type and proportion of the equity grants reflected a review by our Compensation Committee, with the assistance of FW Cook, of equity award practices at peer companies. The Committee believes that granting a balance of PSUs and RSUs appropriately aligns executive compensation with the achievement of the Company’s strategic goals and long-term stockholder value creation. Additionally, the value of both PSUs and RSUs is tied to the Company's stock price, which further links pay to performance.
2025 EQUITY ELEMENTS
(at target)

2025 Compensation of Named Executive Officers
In February 2025, the Compensation Committee reviewed and approved the Company's long-term incentive program to align executive compensation with the achievement of the Company's strategic objectives and long-term stockholder value creation. The Compensation Committee's decisions were informed by a comprehensive review of market data, peer group analysis, and recommendations from its independent compensation consultant, FW Cook. In setting equity award values, the Compensation Committee considered variance to peer long term incentives, unvested equity values and projected post-2025 grants both as a multiple of annual long term incentives and on absolute dollar basis.
For 2025, the Compensation Committee determined to grant PSUs (comprising 50% of the long-term incentive program opportunities, at target) that are earned based on three distinct performance metrics: (i) revenue growth (50% weighting), adjusted EBITDA growth (30% weighting), and working capital (20% weighting). The Compensation Committee chose revenue growth and adjusted EBITDA growth as PSU performance metrics because they are generally accepted as two fundamental drivers of sustained stockholder value and provide clearer line-of-sight measurements than many alternative measures. The Compensation Committee chose a working capital metric because the Company was undergoing an effort to right-size inventory levels to increase operating efficiency and the ability to invest in growth initiatives.
Performance for revenue growth and adjusted EBITDA growth is measured based on the annual growth rate for the period measured against revenue or adjusted EBITDA actually achieved in the prior period. Revenue means net sales, as determined under GAAP and recorded in our audited financial statements, excluding the impact of dispositions. Adjusted EBITDA means earnings before interest, taxes, depreciation and amortization, adjusted to exclude equity‑based compensation, foreign exchange gains and losses, acquisition and disposition‑related charges, and other unusual or one‑time items consistent with the Company’s GAAP to non‑GAAP reconciliation. Working capital means the sum of average inventory days on hand plus average days sales outstanding, a measure of accounts receivables collection, for a fiscal year.
To reinforce the long-term nature of our PSUs and to align executive compensation with the achievement of our growth objectives, the Compensation Committee establishes the performance metrics and performance goals for the three annual performance periods at the time the PSU award is granted. Each PSU award is divided evenly into three tranches, and each tranche corresponds to a separate, consecutive one‑year performance period within the overall three‑year term of the award. Revenue growth and adjusted EBITDA growth targets for 2025 were set based upon the annual budget approved by the Board with the intent to incentivize and reward the NEOs for achieving targeted revenue growth and adjusted EBITDA growth goals. For each subsequent annual performance tranche, the Committee set performance goals for revenue growth and adjusted EBITDA growth, each of which is measured against our actual results from the immediately preceding fiscal year. The working capital goal is the same for each of the years in the performance period. At the end of the three‑year performance period, and subject to continued employment, the number of shares earned is determined based on our level of achievement against the specific threshold, target, and maximum performance goals established for each of the three one‑year tranches, which are evenly-weighted. The payout for a one-year tranche is not impacted by the performance in another year. Depending on actual performance relative to the pre‑established goals for each tranche, an executive may earn between 0% (for below-threshold performance) and 200% (for maximum performance) of the target number of PSUs allocated to each tranche. To the extent earned, the PSUs granted in 2025 cliff vest in March 2028 (or August 2028 for Dr. Bucher).
Forward-looking targets for our PSUs are not disclosed because these targets involve confidential financial information, the disclosure of which would result in competitive harm and be detrimental to our operating performance. However, we have set such goals at challenging levels that we believe are difficult to achieve and would require sustained performance against our annual operating plan in order to be achieved at target levels. The goals will be disclosed at the end of the applicable performance period, along with achievement levels.
RSUs vest annually over a three-year period and also encourage retention.
PSUs and RSUs granted in 2025 are entitled to dividends equivalents, should any dividends be paid. Any dividends equivalents on shares underlying the PSUs and RSUs are not paid unless and until the corresponding awards vest.
As a one-time measure, the Board of Directors provided the CEO with an enhanced long-term incentive award value relative to the prior year. This decision was made to retain and motivate Dr. Gitin, as the Company sought to counter challenging industry conditions and reverse falling sales. The enhanced award value was approved because the Board believed that the retention of Dr. Gitin, who it recently recruited, is critical to our focus on long-term stockholder value growth built on a shared vision of our transformation strategy and to further reinforce alignment of the CEO's interest with those of our stockholders. The value was determined after considering several factors and with input from the Compensation Committee's independent compensation consultant. One of the factors that the Board considered was the value of Dr. Gitin's unvested equity holdings versus CEOs at peer companies prior to and after 2025 equity awards. Including the value of the one-time enhanced award in February 2025, Dr. Gitin's unvested equity holdings remained below the peer median while his unvested equity holdings as a multiple of annual long term incentives increased, which the Board believes strengthen the retentive hold for Dr. Gitin.
38     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

2025 Compensation of Named Executive Officers
The awards for Messrs. Lopresti, Mammen and Ness were lower than long-term incentive awards granted to them in 2024, which reflected enhanced award values, as discussed in last year's proxy statement.
Dr. Bucher's awards were granted in August 2025 in connection with his appointment as Senior Vice President, Global Operations and the PSUs granted to Dr. Bucher have the same performance measures as those granted to other NEOs in February 2025 but vest, to the extent earned, in August 2028. The RSUs granted to Dr. Bucher vest over three years from August 2025.
Details regarding the long‑term equity awards granted in 2025 are provided in the 2025 Grants of Plan‑Based Awards section below.
Historical Performance of Performance-Based Stock Units.
Half of PSUs granted in 2022 (which vested in 2025) were based on organic revenue growth and half were based on average adjusted operating margin over a three-year performance period beginning January 1, 2022 and ending December 31, 2024. As three-year performance was below threshold for PSUs granted in 2022, the NEOs did not earn any payouts on the performance-based long-term incentives vesting in March 2025.
The following table shows the performance of the PSUs granted in 2022:

Financial Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Results	% Payout
Organic Revenue Growth	2.5%	5%	10%	(12.6%)	—%
Adjusted Operating Margin	20%	22.5%–25%	27.5%	18%	—%
Half of PSUs granted in 2023 (which vested in 2026) were based on organic revenue growth and half were based on average adjusted operating margin over a three-year performance period beginning January 1, 2023 and ending December 31, 2025. As three-year performance was below threshold for PSUs granted in 2023, the NEOs did not earn any payouts on the performance-based long-term incentives vesting in March 2026.
The following table shows the performance of the PSUs granted in 2023 and vested in March 2026:

Financial Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Results	% Payout
Revenue Growth	2.5%	5%	10%	(11.1%)	—%
Adjusted Operating Margin	20%	23%	27.5%	11.9%	—%
The following graphic shows payouts compared to targets for PSUs granted in 2019 (eligible to vest in 2022) to 2023 (eligible to vest in 2026), demonstrating the strong connection between pay and performance in the Company's long-term incentive compensation practices.

2025 Compensation of Named Executive Officers
Other Compensation
Severance Benefits. The severance benefits that we offer to our NEOs assist us in recruiting and retaining talented individuals and are consistent with the range of severance benefits offered by our peer group. The severance provisions applicable to our NEO under our Amended and Restated Executive Severance Plan or, for the CEO, his employment agreement, are summarized in Potential Payments upon Termination or Change in Control below.
Retirement Benefits. We do not offer an executive retirement plan or a non-qualified deferred compensation plan. In February 2026, we adopted a company‑wide retirement equity policy that establishes a uniform framework for the treatment of equity awards in connection with qualifying retirements. The retirement equity policy applies to all employees for equity awards granted on or after February 4, 2026. The policy provides for continued vesting of certain awards based on minimum age and service criteria, subject to certain conditions. Executives in the United States are also eligible to participate in our 401(k) retirement savings plan on the same terms as all other U.S. employees. Our 401(k) retirement savings plan is a tax-qualified plan and therefore is subject to certain Internal Revenue Code limitations on the dollar amounts of deferrals and Company contributions that can be made to plan accounts. These limitations apply to our more highly-compensated employees (including the NEOs). We make matching contributions to our employees, including the NEOs, at a rate of 50% of deferrals subject to a maximum of 6% of eligible compensation under the 401(k) retirement savings plan. Dr. Bucher participates in a German government-sponsored retirement program.
Other Benefits. Our executives are eligible to participate in our employee benefit plans, subject to the terms of those plans, including medical, dental, life and disability insurance and vacation plans as well as an employee stock purchase plan, which is intended to be qualified under Section 423 of the Internal Revenue Code. The employee stock purchase plan allows participants to purchase Company shares at a price equal to 85% of the lesser of the fair market value at the first day or last day of the six month offering period, subject to limitations on the amount of shares. These plans generally are available to all salaried employees and do not discriminate in favor of executives. Benefits are intended to be competitive with the overall market in order to facilitate attraction and retention of highly-qualified employees.
CEO Transition Expenses. In connection with his appointment as CEO and to facilitate his relocation from California to the Company headquarters in Massachusetts, the Company agreed to provide Dr. Gitin temporary housing for six months, up to a maximum amount of $100,000, and reimbursement of limited legal expenses amounting to $10,000.
Executive Compensation Decision-Making
Role of Compensation Committee
The Compensation Committee determines, approves and administers the compensation programs for our executive officers, including our NEOs. The Compensation Committee recommends to the independent directors the CEO’s annual base salary, annual incentive opportunity and long-term incentive opportunity. The independent directors approve the CEO’s compensation and our Compensation Committee approves the compensation for other executive officers in consultation with our CEO. Our Compensation Committee is also responsible for making recommendations to the Board with respect to the adoption of equity plans and certain other benefit plans. The Compensation Committee and the independent directors meet in executive sessions when determining executive compensation.
Role of Management
The CEO participates in the establishment of compensation levels and payouts for individual performance for other NEOs. He assesses the performance of all other NEOs and recommends to the Compensation Committee the overall levels of achievement and personal performance in the year. Upon request, management provides supplemental material to the Compensation Committee to assist in the determination and implementation of compensation, policies and practices. The CEO is not involved in decisions regarding the setting of any component of his compensation. The CEO and other members of senior management attend Compensation Committee meetings at the invitation of the Compensation Committee.
Role of Independent Consultant
The Compensation Committee has engaged FW Cook, an independent compensation consultant, to analyze our executive and non-employee director compensation programs and advise on incentive design and other compensation-related policies and programs. FW Cook does not perform any other work for the Company. The Compensation Committee reviewed the independence of FW Cook in light of SEC rules and Nasdaq listing standards regarding compensation consultants. Based on such review, the Compensation Committee determined in 2025 that there were no actual or potential conflicts of interest with FW Cook.
40     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

2025 Compensation of Named Executive Officers
Pay Positioning Strategy and Peer Group
Our Compensation Committee’s policy is to set executive pay in accordance with the objectives of the Company’s compensation programs as described above. In the Compensation Committee’s view, the Company’s executive compensation program provides an overall level of compensation opportunity that is competitive with peer companies. Actual compensation levels may be greater or less than target compensation levels provided by similar companies based upon annual and long-term Company performance, as well as individual performance, contributions, skills, seniority, knowledge, experience and responsibilities.
The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential, length of tenure and succession planning. No single factor takes precedence over another, and no formula is used in making these decisions.
In late 2024, FW Cook performed an analysis of similarly-situated public companies and supplemented the peer group with broader, size-appropriate comparisons in the high technology industry using applicable survey data. Consistent with prior years, in 2025 the Compensation Committee used competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements.
The Compensation Committee reviews this peer group annually with input from its independent compensation consultant to ensure that the comparisons are meaningful. In this review, the Compensation Committee considers several factors: it considers the current peer group to determine appropriateness, the peers used by institutional governance advisors, the companies that list our Company as a peer to understand crossover peers and broader research based upon established selection criteria to identify potential future peers. The Compensation Committee then develops criteria for business sector, including but not limited to revenue and market capitalization. In determining peer companies for 2025, the Compensation Committee reviewed companies with then recent revenue and average market capitalization between approximately 0.2x to 5.0x the Company's size at that time.
Based upon the process and applying the criteria above, the Compensation Committee, with input from FW Cook, added Enerpac Tool Group Corp. and Standex International Corporation to our 2025 peer group and removed Dolby Laboratories, Inc., Donaldson Company, Inc., IDEX Corporation, and ITT Inc. from our 2025 peer group.
For 2025, the peer companies were:

Advanced Energy Industries, Inc.	Albany International Corp.	Allegro MicroSystems, Inc.
Barnes Group, Inc.	Cognex Corporation	Coherent Corp.
Enerpac Tool Group Corp.	FormFactor, Inc.	Graco, Inc.
Kadant Inc.	Littlefuse, Inc.	Lumentum Holdings Inc.
MKS Instruments, Inc.	Nordson Corporation	Novanta, Inc.
Onto Innovation Inc.	OSI Systems, Inc.	Standex International Corporation
Watts Water Technologies, Inc.

The peer companies selected by the Compensation Committee are companies that operate in the semiconductor equipment and electronic manufacturing industries, and are comparable in terms of revenue and market capitalization. The graphic below represents the Company’s position as of October 2024 relative to the companies in the peer group with regard to revenue during the trailing four quarters and average market capitalization for the prior completed fiscal year.
COMPANY VS. PEER GROUP

2025 Compensation of Named Executive Officers
Other Factors Affecting Compensation
Tax Deductibility under Section 162(m). Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits the deductibility for federal income tax purposes of certain compensation paid in any year by a publicly held corporation to its “covered employees” as defined by Section 162(m) (generally, our current and former NEOs) to $1 million per executive (the “$1 million cap”). While our Board and Compensation Committee consider the potential effects of Section 162(m) of the Code on the compensation paid to our NEOs, the Compensation Committee believes it is appropriate to retain the flexibility to authorize compensation that may exceed the $1 million cap if, in the Compensation Committee’s judgment, it is in the Company’s best interest to do so. We generally will continue to emphasize performance-based compensation, even though it may no longer be deductible.
Accounting Considerations. We consider the accounting implications of our executive compensation program. In addition, accounting treatment is just one of many factors impacting plan design and pay determinations. Our executive compensation program is designed to achieve a favorable accounting and tax treatment so long as doing so does not conflict with the intended plan design or program objectives.
Compensation Risk
Management conducts an annual risk assessment of the Company’s compensation policies and practices for all employees, including non-executives, and reports its findings to the Compensation Committee. In 2025, management concluded that the Company’s compensation policies and practices are balanced and do not motivate imprudent risk taking. Management believes that the Company's compensation policies do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, they considered the following factors:
•our compensation program is designed to provide a mix of both fixed and variable incentive compensation;
•our senior executives are subject to stock ownership guidelines, which we believe incentivize our executives to consider the long-term interests of the Company and our stockholders and discourage excessive risk-taking that could negatively impact our stock price;
•our senior executives are subject to compensation recovery policy, which discourages excessive risk-taking;
•our incentive compensation programs are designed with vesting terms that are relatively consistent, spread out over several years, and do not contain steep payout “cliffs” that might encourage short-term business decisions in order to meet a vesting or payout threshold; and
•our senior executive incentive compensation program caps the amounts that may be paid for performance above target level.
Other Policies
Insider Trading Policy. The Company has an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. The Company believes that its insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. A copy of our insider trading policy is included as Exhibit 19.1 to our Form 10-K filed with the SEC on February 23, 2026. In addition, it is our policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards that apply to the Company when engaging in transactions in the Company's securities.
Anti-Hedging and Anti-Pledging. The Board adopted policies prohibiting hedging transactions and the pledging of our common stock. Under our insider trading policy, no director or employee may engage in shorting shares of our common stock or any type of securities that we may issue, or buying or selling puts, calls or derivatives related to our common stock. Additionally, directors and officers of the Company may not pledge any Company shares.
Executive Officer Stock Ownership Guidelines. The Board adopted stock ownership guidelines to closely align the interests of our executives with those of our long-term stockholders. Generally, the CEO must hold five times his annual salary in Company equity, and senior executive officers must hold at least two times their respective annual salaries in Company equity. Unvested RSUs subject solely to time-based vesting count toward required stock ownership levels, however stock options (whether vested or unvested) and unvested PSUs do not. Indirect ownership of shares through a separate legal entity counts toward fulfillment of the ownership guidelines. Ownership requirements are to be achieved no later than four years after being appointed as an executive officer, except that prior to such time the officer is expected to retain a certain portion of stock issued upon exercise of stock options or vesting of RSUs and PSUs until the minimum ownership levels are attained. As of December 31, 2025, each of our NEOs exceeded his respective ownership requirement or was within the four-year phase-in period.
42     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

2025 Compensation of Named Executive Officers
Clawback Policies. In July 2023, the Compensation Committee approved a new clawback policy. The Incentive Based Compensation Recoupment Policy (the "Required Clawback Policy”) complies with the SEC’s clawback rules as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”), and provides that in the event the Company is required to prepare a “financial restatement” (as defined in the Required Clawback Policy), the Company will, subject to certain limited exceptions as described in the Required Clawback Policy, recover certain incentive based compensation from “covered persons” (i.e., current and former “executive officers”, defined to include any president/CEO, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice president in charge of a principal business unit, division or function, or any officer or person who performs a policy making functions who served during the performance period applicable to “incentive based compensation” and received “incentive based compensation” after beginning service in any such role). Compensation required to be recovered under the Required Clawback Policy includes “incentive based compensation” received during the three-year period prior to the “restatement date” (as defined in the Required Clawback Policy) that exceeds the amount that otherwise would have been received by the “covered person” had such compensation been determined based on the restated amounts in the financial restatement. Under the Required Clawback Policy, “incentive based compensation” includes any cash or equity compensation that is granted, earned or vested based, in whole or in part, upon the attainment of a financial reporting measure. The Required Clawback Policy applies to "incentive based compensation” received by a “covered person” on or after October 2, 2023.
The Board had previously adopted a compensation recovery policy in 2015 that allows the Company to recapture cash and equity performance-based compensation from executives if the amount of the award was based upon achieving certain financial results that were later restated due to the participant’s misconduct. The 2015 policy remains in effect and may provide an additional basis for recovery in specified misconduct-related circumstances, including with respect to incentive compensation outside the scope of the Required Clawback Policy, subject to the terms of the 2015 policy. In addition, all equity award agreements covering equity awarded to executives contain a provision under which employees may be required to forfeit equity awards or profit from equity awards if they engage in certain conduct, including competing against the Company, disclosing confidential information, or soliciting its employees or customers.
Policy Regarding Timing of Grants of Options and Similar Equity Awards
The Compensation Committee has adopted policies and practices designed to ensure that equity awards are not granted at a time when the Company is in possession of material nonpublic information and that the timing of equity awards is not coordinated with the release of such information for the purpose of affecting the value of executive compensation. For example, under our Policy on Granting Equity Awards, equity awards are generally effective on the third business day following the public release of earnings..

Compensation Committee Report
The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommends to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the Company’s 2026 Annual Meeting of Stockholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
COMPENSATION COMMITTEE
Gregory Dougherty, Chair
Jeanmarie Desmond
Eric Meurice
John Peeler
March 13, 2026
The information in the Compensation Committee Report shall not be considered “soliciting material” or “filed” with the SEC, nor shall this information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporates it by specific reference.
44     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the total compensation of our NEOs for fiscal year 2025 and, to the extent such NEOs were NEOs in either the 2025 or 2024 proxy statements, fiscal years 2024 and/or 2023 compensation, as applicable.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark Gitin Chief Executive Officer	2025	879,423	—	6,999,990	1,159,600	32,477	9,071,490
	2024	411,346	775,000	4,999,759	—	514,720	6,700,825
Timothy Mammen Chief Financial Officer and Senior Vice President	2025	559,419	—	1,999,924	472,700	11,564	3,043,607
	2024	538,700	—	2,262,403	265,300	9,286	3,075,689
	2023	538,700	—	1,616,014	102,350	9,900	2,266,964
Trevor Ness Senior Vice President, Chief Revenue Officer	2025	520,269	—	1,677,700	440,100	10,350	2,648,419
	2024	494,106	—	1,928,590	245,200	10,350	2,678,246
	2023	477,100	—	1,311,831	90,600	9,900	1,889,431
Angelo Lopresti Senior Vice President, General Counsel and Secretary	2025	504,173	—	1,635,008	425,000	10,500	2,574,681
	2024	485,500	—	1,869,006	242,800	10,350	2,607,656
	2023	485,500	—	1,334,917	92,200	9,900	1,922,517
Paulus Bucher Senior Vice President, Global Operations(5)	2025	226,590	—	629,926	325,288	—	1,181,804
(1)Salary information for 2025 includes 28 pay periods, and for 2024 and 2023 includes 27 pay periods. Dr. Gitin commenced employment as Chief Executive Officer on June 5, 2024, and Dr. Bucher commenced employment as Senior Vice President, Global Operations on July 1, 2025. Accordingly, the salary amounts reported for Dr. Gitin for 2024 and for Dr. Bucher for 2025 reflect partial‑year service.
(2)During the periods in the table above, the Company granted PSUs and service-based RSUs, which are reflected in the Stock Awards column. The amounts reported reflect the fair value of such awards as of the grant date determined pursuant to ASC Topic 718, and for PSUs is based on the probable outcome of the performance conditions, calculated in accordance with ASC Topic 718 disregarding forfeitures related to service-based vesting. The assumptions that we used with respect to the valuation of equity awards are set forth in Note 15 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025. For PSUs granted in 2025, the values of the award at the grant date assuming the highest level of performance conditions will be achieved are $6,999,990, $1,999,924, $1,677,700, $1,635,008 and $629,926 for Dr. Gitin, Messrs. Mammen, Ness and Lopresti, and Dr. Bucher, respectively. There is no assurance that any of the performance targets will be achieved, that the service-based awards will vest or that the any of the recipients will realize the values listed above.
(3)Represents amounts earned under our AIP for services rendered in 2025, 2024 and 2023, respectively.
(4)The amounts reported for Messrs. Mammen, Ness and Lopresti for 2025 consist of matching 401(k) contributions. The amount reported for Dr. Gitin for 2025 consists of reimbursement paid in 2025 for temporary housing ($11,977) and legal expenses ($10,000) incurred in connection with Dr. Gitin's hire, as well as matching 401(k) contributions ($10,500).
(5)Cash amounts paid to Dr. Bucher in 2025 were denominated in Euros. Amounts paid in Euros were converted into U.S. dollars using the average daily exchange rate for the time period Dr. Bucher was paid in Euros, which was 0.86. As a result of compensation being paid in a currency that fluctuates against the U.S. dollar, the amount of salary paid may vary slightly from the salary stated in an employment agreement or approved by the Compensation Committee.

Executive Compensation Tables
2025 Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Mark Gitin	2/14/2025	656,200	1,050,000	2,362,500	—	—	—	—	—
	2/14/2025	—	—	—	13,773	55,092	110,184	—	3,499,995
	2/14/2025	—	—	—	—	—	—	55,092	3,499,995
Timothy Mammen	2/14/2025	269,300	430,900	969,500	—	—	—	—	—
	2/14/2025	—	—	—	3,935	15,740	31,480	—	999,962
	2/14/2025	—	—	—	—	—	—	15,740	999,962
Trevor Ness	2/14/2025	250,500	400,800	901,800	—	—	—	—	—
	2/14/2025	—	—	—	3,301	13,204	26,408	—	838,850
	2/14/2025	—	—	—	—	—	—	13,204	838,850
Angelo Lopresti	2/14/2025	242,700	388,400	873,900	—	—	—	—	—
	2/14/2025	—	—	—	3,217	12,868	25,736	—	817,504
	2/14/2025	—	—	—	—	—	—	12,868	817,504
Paulus Bucher(5)	8/5/2025	184,046	294,497	662,589	—	—	—	—	—
	8/5/2025	—	—	—	1,046	4,185	8,370	—	314,963
	8/5/2025	—	—	—	—	—	—	4,185	314,963
(1)Amounts shown include possible payouts under the AIP for 2025 financial performance at threshold, target and maximum levels plus individual performance at the maximum level. The performance measures under the AIP are discussed in Compensation Discussion and Analysis—Annual Incentives above. Actual amounts paid for 2025 performance are shown in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above.
(2)For a description of the PSUs, see Compensation Discussion and Analysis–Long-Term Incentives above.
(3)With the exception of Dr. Bucher, the amounts reported reflect service-based RSUs granted under our 2006 Incentive Compensation Plan, which vest in three annual installments commencing on March 1, 2026. With respect to Dr. Bucher, the amounts reported reflect service-based RSUs granted under our 2025 Incentive Compensation Plan, which vest in three annual installments commencing on August 8, 2026.
(4)Valuation based on the fair value of such awards as of the grant date determined pursuant to ASC Topic 718 disregarding forfeitures related to service-based vesting. Regardless of the value placed on an equity award on the grant date, the actual value of the equity award will depend on the market value of our common stock when such equity award vests, and, with respect to PSUs, on the Company's performance relative to the applicable performance metrics under such PSUs, as described above under Compensation Discussion and Analysis-Long Term Incentives.
(5)The amounts included as possible payouts under the AIP for 2025 financial performance at threshold, target and maximum levels plus individual performance at the maximum level for Dr. Bucher were translated into U.S. Dollars at the average daily exchange rate for the time period Dr. Bucher was employed by the Company, which was 0.86.

46     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation Tables
2025 Outstanding Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards(1)
Name	Grant Date	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Mark Gitin	6/5/2024	—	—	—	—	19,194	1,547,036	17,993	1,288,299
	2/14/2025	—	—	—	—	55,092	4,440,415	99,165	7,100,214
Timothy Mammen	2/22/2018	6,642	—	239.72	2/22/2028	—	—	—	—
	2/15/2019	8,654	—	154.88	2/15/2029	—	—	—	—
	2/17/2023	—	—	—	—	2,054	165,552	—	—
	2/16/2024	—	—	—	—	8,721	702,913	8,175	585,330
	2/14/2025	—	—	—	—	15,740	1,268,644	28,332	2,028,571
Trevor Ness	2/22/2018	5,689	—	239.72	2/21/2028	—	—	—	—
	2/15/2019	6,212	—	154.88	2/14/2029	—	—	—	—
	2/17/2023	—	—	—	—	1,667	134,360	—	—
	2/16/2024	—	—	—	—	7,434	599,180	6,968	498,909
	2/14/2025	—	—	—	—	13,204	1,064,242	23,766	1,701,646
Angelo Lopresti	2/18/2016	5,861	—	81.89	2/18/2026	—	—	—	—
	2/17/2017	7,184	—	119.50	2/17/2027	—	—	—	—
	2/22/2018	5,786	—	239.72	2/22/2028	—	—	—	—
	2/15/2019	7,540	—	154.88	2/15/2029	—	—	—	—
	2/17/2023	—	—	—	—	1,697	136,778	—	—
	2/16/2024	—	—	—	—	7,204	580,642	6,753	483,515
	2/14/2025	—	—	—	—	12,868	1,037,161	23,161	1,658,328
Paulus Bucher	8/8/2025	—	—	—	—	4,185	337,311	7,533	539,363
(1)The vesting dates assume the continued service of the NEO through the applicable vesting date. Service-based RSUs vest in three annual installments commencing on March 1 of the year following the grant. PSUs granted in 2025, 2024 and 2023 vest in one installment on March 1 of 2028, 2027 and 2026, respectively, if at all. However, RSUs granted on June 5, 2024 and August 8, 2025 to Drs. Gitin and Bucher vest in three annual installments commencing on June 5, 2025 and August 8, 2026, respectively, and PSUs granted on June 5, 2024 and August 8, 2025 to Drs. Gitin and Bucher vest in one installment on June 5, 2027 and August 9, 2028, respectively.
(2)Represents the closing price of a share of our common stock on the grant date.
(3)Based upon the closing common stock price on December 31, 2025, the last trading day of 2025, which was $71.60 per share.
(4)The PSUs granted in 2025, 2024 and 2023 are eligible to be earned over a three-year performance period starting on January 1, 2025, 2024 and 2023, respectively. The number of shares that can be earned ranges from 0% to 200% of the target number of PSUs based upon achievement of pre-determined performance metrics. For performance periods that were not completed as of fiscal year-end, the assumed level of achievement is as follows: for 2024 PSU awards, revenue growth is assumed at target performance and operating margin at threshold performance; for 2025 PSU awards, revenue growth and adjusted EBITDA growth are assumed at maximum performance and working capital at target performance.

Executive Compensation Tables
Stock Vested in 2025
The following table provides information on vesting of RSUs and PSUs for NEOs during 2025. No outstanding stock options were exercised by NEOs in 2025. IPG performance fell below threshold for PSUs vesting in 2025, resulting in no share payout for such awards.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark Gitin	9,597	656,819
Timothy Mammen	9,123	530,867
Trevor Ness	7,585	441,371
Angelo Lopresti	7,538	438,636
Paulus Bucher	—	—
(1)The value realized is based on the closing common stock prices on the vesting dates of service-based RSUs; the dollar amount represents the pre-tax value received on vesting.
Post-Employment Compensation and Other Employment Agreements
The Company entered into an employment agreement with Dr. Gitin (the "Gitin Employment Agreement") with an initial term ending on December 31, 2025, with automatic renewals for successive one-year periods, unless the Company or Dr. Gitin provide written notice of non-renewal at least six months prior to the end of the then-current term. In the event of a change in control, the Gitin Employment Agreement automatically extends through the second anniversary of the change in control. The Gitin Employment Agreement sets Dr. Gitin's annual base salary and stipulates that the Compensation Committee may adjust his salary, as noted in Compensation Discussion and Analysis - Base Salary above. The Gitin Employment Agreement also entitles Dr. Gitin to participate in bonus plans, standard insurance plans such as life, short-term disability and long-term disability insurance and retirement benefits, such as the 401(k) retirement savings plan and equity award plans described above.
On September 30, 2025, the Compensation Committee approved the adoption of an amended and restated executive severance plan (as amended, the "Severance Plan"), which replaced the Company's then existing severance plan. The Severance Plan applies to each of the Company's NEOs other than the CEO, as well as certain other executives of the Company. In connection with the Company's adoption of the Severance Plan, Messrs. Mammen, Ness and Lopresti agreed to terminate their employment agreements effective September 30, 2025. Each such executive's employment with the Company continues on an at-will basis.
Dr. Bucher is party to a managing director's service contract with IPG Photonics GmbH & Co. KG, a German subsidiary of the Company. Such service contract will terminate automatically upon his relocation to the United States, which is expected to occur in the second half of 2026.
Termination without "cause" or for "good reason"
If the Company terminates the employment of a NEOs without cause (as defined in the Gitin Employment Agreement for Dr. Gitin, including a non-renewal of the term of the Gitin Employment Agreement by the Company, and in the Severance Plan for the other NEOs) or a NEOs terminates his employment for good reason (as defined in the Gitin Employment Agreement for Dr. Gitin, and in the Severance Plan for the other NEOs) (such terminations are referred to below as “Involuntary Terminations”), then such NEO would receive:
•continuation of base salary for twenty-four months for the CEO and eighteen months for the other NEOs;
•a pro-rata portion of the annual bonus (such portion based on the percentage of the year that the NEO was employed by the Company) that the NEO would have received had he remained employed through the end of the applicable bonus period, based on actual performance. With respect to any personal performance evaluation element of the annual bonus calculation, if all financial metric components meet or exceed the target level of performance, the NEO will be awarded 100% of the potential personal performance evaluation bonus, but if no financial metric bonus is awarded, the NEO will not receive a personal performance evaluation bonus, and amounts in between will be determined by linear interpolation between the threshold and target levels of financial performance (the "Pro-Rated Bonus");
48     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation Tables
•cash reimbursement for continuation of health benefits for up to twenty-four months for the CEO and eighteen months for the other NEOs; and
•accelerated vesting of time-based RSU awards held by the NEOs that otherwise would have vested within twelve months following the termination of employment and continued eligibility to earn a pro-rated portion (with pro-ration determined based on the period of time employed during the applicable performance period plus an additional twelve months) of PSU awards based on actual performance over the full performance period. However, awards granted to Dr. Gitin in connection with his appointment as CEO in June 2024 will vest in full, with PSUs vesting at target performance and, for purposes of accelerated vesting, time-based RSUs held by Dr. Gitin will be deemed to vest in equal monthly installments over three years.
Termination without "cause" or for "good reason" within 24 months following a change in control
Upon an Involuntary Termination within twenty-four months following a change in control of the Company, the NEO would be entitled to:
•continuation of base salary and reimbursement of COBRA premiums for health benefits for twenty-four months or, in the case of Dr. Gitin, a lump-sum payment equal to twenty-four months of his base salary and reimbursement for health premiums for up to twenty-four months;
•the Pro-Rated Bonus for the year of termination plus a payment of two times the target bonus in the year of termination or, in the case of Dr. Gitin, the Pro-Rated Bonus for the year of termination plus two times his average annual bonus over the three completed years immediately preceding the date of the change in control (or his target annual bonus for the year in which the change in control occurs if such change of control occurs before three completed years of employment); and
•vesting in full for all equity awards with PSUs vesting at target performance.
If the total value of all payments and benefits, including any equity vesting (“total payments”), made to a NEO in connection with or on account of a change in control would result in an excise tax under the provisions of Internal Revenue Code Section 4999 (the “golden parachute tax”), the total payments will be reduced so that the maximum amount of total payments (after reduction) is $1.00 less than the amount that would cause the total payments to be subject to the golden parachute tax; provided, however, that the total payments will only be reduced to the extent that the after-tax value of amounts received by the NEO after application of the above reduction would exceed the after-tax value of the total payments received without application of such reduction (so called “best after-tax treatment”).
Death and Disability
If a NEO's employment is terminated by death or due to "disability" (as defined in the Gitin Employment Agreement for Dr. Gitin, and in the Severance Plan for the other NEOs), the NEO will receive a Pro-Rated Bonus, and all RSUs will immediately vest. Upon death, all PSUs will immediately vest at one hundred percent of target level and, upon a termination for disability, PSUs will vest on the vesting date set forth in the award agreement on a pro-rated basis through the date of disability based on actual performance.
For Cause or Other Than for Good Reason
Under the Gitin Employment Agreement and the Severance Plan, the Company is not obligated to provide any severance payments or benefits if employment is terminated by the Company for cause or by the NEO other than for good reason.
Additional Terms
Severance payments to the NEOs are conditioned upon the release of claims by the NEO in favor of the Company. Each of the NEOs entered into a separate restrictive agreement that prohibits each from competing with the Company for a period of one year after the termination of his employment with the Company for any reason and from hiring or attempting to hire the Company’s employees or soliciting customers or suppliers of the Company for a period ending eighteen months following the termination of his employment for any reason. Messrs. Mammen, Ness and Lopresti are entitled to receive base salary continuation for the period during which the Company enforces the non-competition provisions of the agreement but not for more than one year following termination of his employment.

Executive Compensation Tables
Potential Payments upon Termination or Change in Control
The following table provides information regarding compensation and benefits that would be payable to our NEOs as of December 31, 2025, upon an Involuntary Termination absent a change in control and within twenty-four months following a change in control and upon terminations due to death or disability. The incentive plan severance was calculated using the actual amount awarded under the Revised AIP. There can be no assurance that the event triggering payments would produce the same or similar results as those described below if such event occurs on any other date or at any other price, or if any other assumption used to estimate the potential payments and benefits is changed. Any actual payments and benefits may be different due to a number of factors that affect the nature and amount of any potential payments or benefits.

Name	Benefit	Termination Without Cause or For Good Reason ($)	Termination Without Cause or For Good Reason Following a Change in Control ($)(1)	Termination Upon Death ($)(1)	Termination Following Disability ($)(2)
Mark Gitin	Salary Severance and Benefits Continuation	1,805,811	1,805,811	—	—
	Incentive Plan Severance	1,159,600	3,265,600	1,159,600	1,159,600
	Equity Acceleration	2,002,008	11,324,829	11,324,829	11,324,829
	Total	4,967,419	16,396,240	12,484,429	12,484,429
Timothy Mammen	Salary Severance and Benefits Continuation	849,908	1,133,211	—	—
	Incentive Plan Severance	472,700	1,337,000	472,700	472,700
	Equity Acceleration	834,940	4,403,042	4,403,042	3,961,986
	Total	2,157,548	6,873,253	4,875,742	4,434,686
Trevor Ness	Salary Severance and Benefits Continuation	796,032	1,061,377	—	—
	Incentive Plan Severance	440,100	1,244,000	440,100	440,100
	Equity Acceleration	700,630	3,698,784	3,698,784	3,340,784
	Total	1,936,762	6,004,161	4,138,884	3,780,884
Angelo Lopresti	Salary Severance and Benefits Continuation	728,250	971,000	—	—
	Incentive Plan Severance	425,000	1,201,800	425,000	425,000
	Equity Acceleration	686,525	3,618,020	3,618,020	3,253,719
	Total	1,839,775	5,790,820	4,043,020	3,678,719
Paulus Bucher	Salary Severance and Benefits Continuation	686,026	914,701	—	—
	Incentive Plan Severance	325,288	914,282	325,288	325,288
	Equity Acceleration	99,882	599,292	599,292	399,528
	Total	1,111,196	2,428,275	924,580	724,816
(1)Equity acceleration is calculated at the full value for service-based RSUs and at target for PSUs.
(2)Equity acceleration is calculated at the full value for service-based RSUs. For PSUs tied to the performance period ending on December 31, 2025, the actual number of PSUs earned was used in the calculation; for PSUs tied to performance beyond 2025, the target number of PSUs was used in the calculations.
50     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Proposal 3	Ratify Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2026

Deloitte & Touche LLP currently serves as our independent registered public accounting firm and audited our consolidated financial statements for the year ended December 31, 2025. Our Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2026, and to conduct an integrated audit of our consolidated financial statements for the year ending December 31, 2026 and of our internal control over financial reporting as of December 31, 2026. Deloitte & Touche LLP has served as the Company’s auditor since 1999. A representative of Deloitte & Touche LLP will attend the annual meeting of stockholders where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate stockholder questions.
The Audit Committee is solely responsible for the appointment, retention, termination and oversight of the work of our independent registered public accounting firm, including the approval of all engagement fees, terms, and the annual audit plan. In determining whether to reappoint Deloitte & Touche LLP as the Company’s independent external auditor, the Audit Committee took into consideration several factors, including an assessment of the professional qualifications and past performance of the lead audit partner and the Deloitte & Touche LLP team and the quality and level of transparency of the Audit Committee’s relationship and communications with Deloitte & Touche LLP. The Audit Committee considered, among other things, the knowledge and skills of Deloitte & Touche LLP’s auditing experts that would be providing services to the Company, international scope and knowledge of the Company and its operations. After its assessment, the Audit Committee concluded that the best course of action was to reappoint Deloitte & Touche LLP as the Company’s independent external auditor for 2026. Lead and concurring audit partners are subject to rotation requirements that limit the number of consecutive years an individual partner may provide services. The maximum number of consecutive years of service in that capacity is five years and the next required lead audit partner rotation will occur in 2029. The process for rotation of the Company's lead audit partner involves an inquiry into the backgrounds and experiences of several potential lead partners, a narrowing of the list to one or more, a meeting between the candidate or candidates for the role with the Chair of the Audit Committee, as well as with management. This is accompanied by several discussions with and a final approval by the entire Audit Committee. The Audit Committee engaged in this process before approving a new lead audit partner for the 2024 audit.
Fees Paid to Deloitte & Touche. The fees for services provided by Deloitte & Touche LLP, member firm of Deloitte Touche Tohmatsu, and their respective affiliates, to the Company were:

	Fees
Fee Category	2025	2024
Audit fees	$2,476,200	$2,542,500
Audit-related fees	—	—
Tax fees	—	—
All other fees	3,157	1,895
Total Fees	$2,479,357	$2,544,395
Audit fees. These fees comprise fees for professional services rendered in connection with the audit of the Company’s consolidated financial statements that are customary under auditing standards generally accepted in the United States. Audit fees also include fees for the audits of statutory financial statements, consents and reviews related to SEC filings and quarterly services with respect to the preparation of our unaudited quarterly financial statements.
Audit-related fees. These fees comprise fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
Tax fees. Fees for tax services consist of fees for tax compliance services and tax planning and advice services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result.
All other fees. These are fees for any services not included in the other three categories.

Proposal 3: Ratify Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2026
Policy on Pre-Approval of Audit and Permissible Non-Audit Services. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services as well as specifically designated non-audit services that, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm. Pre-approval is generally provided for each fiscal year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required. All of the services performed by Deloitte & Touche LLP in 2025 were pre-approved by the Audit Committee.
Our Audit Committee is solely responsible for selecting and appointing our independent registered public accounting firm, and this appointment is not required to be ratified by our stockholders. However, our Audit Committee has recommended that the Board submit this matter to the stockholders in a non-binding, advisory vote as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Board recommends that you vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.

52     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Other Information

Audit Committee Report
The primary role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the Board, and the audit process and the independent registered public accounting firm’s qualifications, independence and performance.
Management has primary responsibility for the financial statements and is responsible for establishing and maintaining the Company’s system of internal controls over preparation of the Company’s financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an integrated audit of the Company’s consolidated financial statements and the effectiveness of internal controls over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and issuing an opinion on the financial statements and the effectiveness of internal controls over financial reporting. The Audit Committee also oversees the Company's internal audit function and employs an international auditing firm to conduct internal audits throughout the Company of various financial, operational and information technology areas as selected each year by the Audit Committee. The Audit Committee periodically met and held separate discussions with the internal auditors and the Company’s independent registered public accounting firm, with and without management present, to review the adequacy of the Company’s internal controls, financial reporting practices and audit process.
The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2025 with management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm. The Audit Committee also has considered whether Deloitte & Touche LLP’s provision of non-attest services to the Company is compatible with maintaining the auditors’ independence.
Based on the above-mentioned reviews and discussions, the Audit Committee recommends to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC.
AUDIT COMMITTEE
Jeanmarie Desmond, Chair
Gregory Beecher
Gregory Dougherty
Agnes Tang
March 13, 2026
The information in the Audit Committee Report shall not be considered “soliciting material” or “filed” with the SEC, nor shall this information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporated it by specific reference.

Common Stock Ownership
The following table provides information about the beneficial ownership of our common stock as of March 20, 2026 by:
•each NEO,
•each person who is a director or nominee,
•all executive officers and directors as a group and
•each person or entity known by us to own beneficially more than five percent of our common stock.
Percentage of beneficial ownership is based on 42,443,381 shares of common stock outstanding as of March 20, 2026.

Name(1)	Shares Owned	Right to Acquire Shares within 60 Days	Total Beneficial Ownership(2)	Percent
Gregory Beecher	6,021	3,759	9,780	*
Paulus Bucher	—	—	—	—
Jeanmarie Desmond	5,981	3,759	9,740	*
Gregory Dougherty	12,139	7,018	19,157	*
Mark Gitin	16,064	—	16,064	*
Kolleen Kennedy	5,318	3,759	9,077	*
Angelo Lopresti(3)	8,149,352	20,510	8,169,862	19.2%
Timothy Mammen	65,412	15,296	80,708	*
Eric Meurice	19,044	9,830	28,874	*
Trevor Ness	21,284	11,901	33,185	*
Natalia Pavlova(4)	947,248	16,674	963,922	2.3%
John Peeler	11,981	9,080	21,061	*
Igor Samartsev(4)	947,248	16,674	963,922	2.3%
Eugene Scherbakov(3)(5)	14,675,791	49,611	14,725,402	34.7%
Agnes Tang	4,904	3,759	8,663	*
All executive officers and directors as a group (15 persons)	15,835,382	154,956	15,990,338	37.5%
Other >5% Stockholders
IQ EQ Trust Company, U.S., LLC(3)(6)(7)	8,403,795	—	8,403,795	19.8%
Valentin Gapontsev Trust I(7)	6,726,599	—	6,726,599	15.8%
IP Fibre Devices (UK) Ltd.(1)(5)	6,529,002	—	6,529,002	15.4%
First Eagle Investment Management, LLC(8)	4,487,900	—	4,487,900	10.6%
The Vanguard Group(9)	3,044,812		3,044,812	7.2%
BlackRock, Inc.(10)	2,761,451	—	2,761,451	6.5%
*    Less than 1.0%
(1)The contact address for each person or entity is in care of IPG Photonics Corporation, 377 Simarano Drive, Marlborough, Massachusetts 01752.
(2)In accordance with SEC rules, beneficial ownership includes any shares for which a person or entity has sole or shared voting power or investment power and any shares for which the person or entity has the right to acquire beneficial ownership within 60 days after March 20, 2026 through the exercise of any option or the vesting of RSUs or PSUs.
(3)Includes (a) 6,726,599 shares owned of record by Valentin Gapontsev Trust I (“Gapontsev Trust I”), (b) 543,836 shares beneficially owned by Valentin Gapontsev Trust II (“Gapontsev Trust II”), and (c) 834,722 shares beneficially owned by Valentin Gapontsev Trust III (“Gapontsev Trust III”), because such person and entity is a trustee of each trust. Gapontsev Trust I, Gapontsev Trust II and Gapontsev Trust III were formed by the late founder of the Company and former CEO and Board Chair, Valentin Gapontsev.
(4)Ms. Pavlova, a director, is the spouse of Dr. Igor Samartsev, the Company's Senior Vice President, Chief Scientist. Under SEC rules, the shares beneficially owned by each are deemed to be beneficially owned by the other. Also includes 10,000 shares held by Ms. Pavlova’s mother. Ms. Pavlova and Dr. Samartsev disclaim beneficial ownership of such shares.
54     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Common Stock Ownership
(5)Dr. Scherbakov is the sole managing director of IPFD and has sole voting and investment power with respect to the shares held of record by IPFD. The following officers and directors of the Company or related parties have economic interests in IPFD: Gapontsev Trust I (48%), Mr. Samartsev (8%), Dr. Scherbakov (8%), and Gapontsev Trust III (2%). Each such person and entity (other than Dr. Scherbakov) does not possess voting or investment power with respect to such interest and each disclaims beneficial ownership of the shares held by IPFD except to the extent of his or its economic interest therein.
(6)Includes 21,969 owned of record by Share 1 Non Exempt Marital Share A Under Art III of Valentin Gapontsev Trust and 276,669 shares owned of record by Share 1 Non Exempt Marital Share B Under Art III of Valentin Gapontsev Trust, each trust was formed by Valentin Gapontsev of which IQ EQ Trust Company, U.S., LLC is sole trustee.
(7)The address of the entity is 3 Executive Park Drive, Suite 302, Bedford, NH 03110. Based solely on a Schedule 13D/A filed with the SEC on February 20, 2025.
(8)The address of First Eagle Investment Management, LLC is 1345 Avenue of Americas 48th Floor New York, NY 10105. Based solely on a Schedule 13G/A filed with the SEC on August 7, 2024.
(9)The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355. Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024.
(10)The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. Based solely on a Schedule 13G filed with the SEC on January 29, 2024.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership of, and transactions in, our securities with the SEC. These directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file. Based solely on its review of such forms received by it and the written representations of its Reporting Persons, the Company has determined that no such persons known to it were delinquent with respect to reporting obligations as set forth in Section 16(a) of the Exchange Act, except that a Form 4 was not timely filed with respect to the tax withholding from Dr. Eugene Scherbakov and a Form 3 was not timely filed for Dr. Paulus Bucher due to delays in SEC processing. The Form 4 with respect to Dr. Scherbakov was due to be filed on May 9, 2025, and was filed on June 4, 2025, and the Form 3 with respect to Dr. Bucher was due to be filed on July 11, 2025, and was filed on July 21, 2025.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information on the relationship of the annual total compensation of our employees and the annual total compensation of Dr. Mark Gitin, our CEO.
Determining our Median Employee: As permitted by SEC rules, because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure, the Company determined to use the same median employee in our pay ratio calculation as was used in the proxy statement for the 2025 annual meeting of stockholders.
Calculating the Pay Ratio: As required by the SEC rules, we calculated our median employee’s total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (which is the calculation method for reporting total compensation in the Summary Compensation Table). The total compensation of our median employee was $56,164.
Our CEO's total compensation as reported in the Summary Compensation Table for 2025 was $9,071,490. As a result, the estimated ratio of the annual total compensation of our CEO to median employee in 2025 was approximately 162 to 1.
The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with rules promulgated by the SEC. This information is being provided solely for compliance with SEC disclosure rules. The Compensation Committee does not consider this ratio when evaluating compensation arrangements.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, see Compensation Discussion and Analysis on page 32 above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to RSUs and PSUs.

Year	Summary Compensation Table Total for PEOs ($)			Compensation Actually Paid for PEOs ($)			Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($M)	Net Sales ($M)
	Mark Gitin	Eugene Scherbakov	Valentin Gapontsev	Mark Gitin	Eugene Scherbakov	Valentin Gapontsev			TSR ($)	Peer Group TSR ($)
(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	9,071,490	—	—	9,885,849	—	—	2,362,128	2,450,648	32	205	31	1,004
2024	6,700,825	6,099,458	—	4,590,319	408,369	—	2,370,116	704,222	32	142	(182)	977
2023	—	5,725,552	—	—	4,897,587	—	1,999,742	1,783,708	49	122	219	1,287
2022	—	6,635,520	—	—	1,176,438	—	2,093,139	178,305	42	101	111	1,430
2021	—	7,284,851	3,254,034	—	1,633,757	3,254,034	2,641,365	414,607	77	129	278	1,461
Columns (b). Reflects compensation amounts reported in the “Total” column of the Summary Compensation Table for Dr. Mark Gitin, Dr. Eugene Scherbakov and Dr. Valentin Gapontsev, for the respective years shown. Dr. Gapontsev was CEO until May 4, 2021, when Dr. Scherbakov succeeded him. Dr. Scherbakov was CEO from May 4, 2021 to June 5, 2024, when Dr. Gitin succeeded him.
Columns (c). The dollar amounts reported for Drs. Gitin, Scherbakov and Gapontsev under Compensation Actually Paid represent the amount of “compensation actually paid” to such executive, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Gitin or Dr. Scherbakov during the applicable year. Dr. Gapontsev’s “compensation actually paid” is the same as the total from the Summary Compensation Table because Dr. Gapontsev did not receive long-term incentive compensation in light of his significant level of common stock ownership, which the independent directors believed provided him with sufficient incentives to act in the best long-term interest of our stockholders during the time he was an executive of the Company. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Dr. Gitin's total compensation for 2025 to determine the compensation actually paid:

2025
Dr. Mark Gitin
Total Compensation as reported in Summary Compensation Table ($)	9,071,490
Less: Fair value of equity awards granted during fiscal year ($)	(6,999,990)
Plus: Fair value of equity awards granted in current year—value at end of year-end ($)	7,889,174
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year ($)	(41,075)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year ($)	(33,750)
Compensation Actually Paid ($)	9,885,849
Equity Valuations: PSU grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year-end and as of the date of vesting. RSU grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year-end and as of each date of vesting. Stock option fair values are calculated based on the Black-Scholes option pricing model. Adjustments have been made to generate fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date.
56     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Pay Versus Performance
Column (d). The dollar amounts reported under Average Summary Compensation Table Total for non-PEO NEOs represent the average of the amounts reported for the Company’s NEOs as a group (excluding any individual serving as our CEO for such year) in the “Total” column of the Summary Compensation Table in each applicable year. The names of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Paulus Bucher, Angelo Lopresti, Timothy Mammen and Trevor Ness; (ii) for 2024, Angelo Lopresti, Timothy Mammen, Trevor Ness, Alexander Ovtchinnikov and Igor Samartsev; (ii) for 2023, Angelo Lopresti, Timothy Mammen, Trevor Ness and Alexander Ovtchinnikov; and (ii) for 2022 and 2021, Angelo Lopresti, Timothy Mammen, Alexander Ovtchinnikov and Felix Stukalin.
Column (e). The dollar amounts reported under Average Compensation Actually Paid for non-PEO NEOs represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the CEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEOs’ average total compensation for each year to determine the compensation actually paid:

Non-PEO NEOs
2025 Average
Total Compensation as reported in Summary Compensation Table ($)	2,362,128
Less: Fair value of equity awards granted during fiscal year ($)	(1,485,640)
Plus: Fair value of equity awards granted in current year—value at end of year-end ($)	1,646,693
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year ($)	(61,756)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year ($)	(10,777)
Compensation Actually Paid ($)	2,450,648
Equity Valuations for purposes of this table were calculated in the same manner as described in columns (c) above.
Column (f). For the relevant fiscal year, represents the Company's cumulative total stockholder return (TSR) for the measurement periods beginning at the start of fiscal year 2021 and ending on December 31 of each of 2021, 2022, 2023, 2024 and 2025, respectively, assuming an initial investment of $100.
Column (g). For the relevant fiscal year, represents the cumulative TSR of the S&P Composite 1500 - Electronic Equipment, Instruments & Components Index, a published industry index ("Peer Group TSR") for the measurement periods beginning at the start of fiscal year 2021 and ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively, assuming an initial investment of $100.
Column (h). Reflects “net income” as reported in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022 and 2021. As previously disclosed, 2024 figures include a loss on divestiture related to our sale of our Russian subsidiary, as well as impairment of long-lived assets in Belarus, and 2022 figures include significant inventory related charges, impairment of long-lived assets in Russia and restructuring charges in Russia.
Column (i). Company-selected Measure is net sales as reported in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022, and 2021.
Financial Performance Measures
As described in greater detail in Compensation Discussion & Analysis beginning on page 32 above, the guiding principles of our executive compensation philosophy and practices continue to be pay-for-performance, accountability for annual and long-term performance, alignment to stockholders’ interests and providing competitive pay to attract and retain executives. The most important financial measures used by the Company to link the Company's performance to compensation actually paid (as defined by SEC rules) to the Company’s NEOs for the most recently completed fiscal year performance are:
•Net Sales (annual incentive and long-term incentive (PSUs))
•Adjusted EBIT (annual incentive)
•Adjusted EBITDA (long-term incentive (PSUs))
•Working Capital (long-term incentive (PSUs))

Pay Versus Performance
Analysis of the Information Presented in the Pay versus Performance Table
While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships of “compensation actually paid” to our PEO(s) and other NEOs in 2021, 2022, 2023, 2024 and 2025 to (1) both the Company TSR and the Peer Group TSR, (2) the Company’s net income and (3) the Company’s net sales.

COMPENSATION ACTUALLY PAID VS. TOTAL SHAREHOLDER RETURN
$250
$200
$150
$100
$50
$—
Value of Fixed $100 Investment
$10.0
$8.0
$6.0
$4.0
$2.0
$—
Compensation Actually Paid ($ Millions)
2021
2022
2023
2024
2025
Fiscal Year
Valentin Gapontsev Compensation Actually Paid
Eugene Scherbakov Compensation Actually Paid
Mark Gitin Compensation Actually Paid
Non-PEO NEOs Compensation Actually Paid (avg)
IPGP TSR
Peer Group TSR

58     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Pay Versus Performance

COMPENSATION ACTUALLY PAID VS. NET INCOME

IPGP Net Income ($ Millions)
250
125
0
-125
-250
$10.0
$8.0
$6.0
$4.0
$2.0
$—
Compensation Actually Paid ($ Millions)
2021
2022
2023
2024
2025
Fiscal Year
Valentin Gapontsev Compensation Actually Paid
Eugene Scherbakov Compensation Actually Paid
Mark Gitin Compensation Actually Paid
Non-PEO NEOs Compensation Actually Paid (avg)
IPGP Net Income

COMPENSATION ACTUALLY PAID VS. NET SALES
IPGP Net Sales ($ Millions)
$1,500
$1,200
$900
$600
$300
$0
$10.0
$8.0
$6.0
$4.0
$2.0
$—
Compensation Actually Paid ($ Millions)
2021
2022
2023
2024
2025
Fiscal Year
Valentin Gapontsev Compensation Actually Paid
Eugene Scherbakov Compensation Actually Paid
Mark Gitin Compensation Actually Paid
Non-PEO NEOs Compensation Actually Paid (avg)
IPGP Net Sales

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Questions and Answers About the Meeting and Voting
When and Where Is the Annual Meeting?

WHEN: Tuesday, May 12, 2026, at 10:00 a.m. (Eastern Time)	WHERE: IPG Photonics Corporation 377 Simarano Drive Marlborough, Massachusetts 01752
What is the Purpose of These Materials?
The Board is soliciting proxies from our stockholders in connection with our annual meeting of stockholders to be held on Tuesday, May 12, 2026 and any and all adjournments thereof. This Proxy Statement and our Annual Report are first being made available to stockholders of record on or about April 2, 2026 at investor.ipgphotonics.com. Information on the website does not constitute part of this Proxy Statement. Unless otherwise noted, the information in this Proxy Statement covers our 2025 fiscal year, which ran from January 1, 2025 through December 31, 2025.
What Matters Am I Being Asked to Vote On at the Meeting and What Vote is Required to Approve Each Matter?
You are being asked to vote on three proposals.
Proposal 1 requests the election of directors named in this Proxy Statement. Our bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee in order for that nominee to be elected. Only votes “for” or “against” are counted as votes cast with respect to a director. Abstentions and broker non-votes (as defined below) will have no effect on Proposal 1. To be elected in a “contested election” of directors, which our bylaws define as an election in which the number of nominees for director is greater than the number of directors to be elected, as determined as of the tenth day preceding the date the Company first mails its notice of meeting to stockholders, a director nominee must receive a plurality of the votes cast. The election of directors at the annual meeting is an uncontested election.
Proposal 2 requests the approval of our executive compensation. The affirmative vote of a majority of the shares which are present at the meeting in person or by proxy, and entitled to vote thereon, is required for approval of Proposal 2. Abstentions and broker non-votes will have no effect on Proposal 2. Proposal 2 is an advisory vote which means that it is not binding upon the Company.
Proposal 3 requests the ratification of the appointment of our independent registered public accounting firm for 2026. The affirmative vote of the holders of a majority of the outstanding shares which are present at the meeting in person or by proxy, and entitled to vote thereon, is required for approval of Proposal 3. Abstentions have the same effect as voting against Proposal 3. Because Proposal 3 is considered a “routine” matter, broker non-votes are not expected to occur with respect to this Proposal.
No business can be conducted at the annual meeting unless a majority of all outstanding shares entitled to vote are either present in person or represented by proxy at the meeting. As far as we know, the only matters to be brought before the annual meeting are those referred to in this Proxy Statement. If any additional matters are presented at the annual meeting, the persons named as proxies may vote your shares in their discretion.
What Happens if a Director Nominee Fails to Receive a Majority Vote in an Uncontested Election at the Annual Meeting?
If a nominee who currently is serving as a director does not receive the affirmative vote of at least a majority of the votes cast in an uncontested election, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” However, under our bylaws, each incumbent director is required to submit a letter of resignation as a condition of becoming a nominee of the Board, with the resignation contingent upon not receiving a majority of the votes cast in an uncontested election and acceptance of the resignation by the Board. In such event, the NCGC (or another committee designated by the Board) would make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board would act on the tendered resignation, taking into account the committee’s recommendation, and would publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified. If the resignation is not accepted, the director would continue to serve until the next annual meeting of stockholders and until the director’s successor is elected and qualified.
60     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Questions and Answers About the Meeting and Voting
Who Is Entitled to Vote at the Annual Meeting?
You are entitled to vote at the annual meeting of stockholders if you owned shares of IPG (directly or in “street name,” as defined below) as of the close of business on March 20, 2026, the record date for the annual meeting. On that date, 42,443,381 shares of our common stock were outstanding and entitled to vote and no shares of preferred stock were outstanding. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. There is no cumulative voting with respect to any proposal.
What Do I Need to Do If I Plan to Attend the Annual Meeting in Person?
If you plan to attend the annual meeting of stockholders in person, you must provide proof of your ownership of our common stock and a form of personal identification, such as a driver’s license, for admission to the annual meeting. If you are a stockholder of record, the top half of your proxy card is your admission ticket and will serve as proof of ownership. If you hold your shares in street name, a recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you hold your shares in street name and you also wish to be able to vote at the annual meeting, you must obtain a proxy, executed in your favor, from your bank or broker. We will not admit to the meeting persons or entities not having the required proof of ownership.
What Is the Difference Between Holding Shares Directly as a Stockholder of Record and Holding Shares in “Street Name” at a Bank or Broker?
Most of our stockholders hold their shares directly through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are differences between shares held of record and those held in “street name.”
Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Computershare, N.A., you are considered the stockholder of record with respect to those shares, and the Proxy Statement and Annual Report were sent directly to you. As the stockholder of record, you have the right to vote your shares as described herein.
“Street Name” Stockholder: If your shares are held by a bank, broker or other nominee on your behalf, you are considered the beneficial owner of shares held in “street name,” and the Proxy Statement and Annual Report were forwarded to you by your bank, broker or other nominee who is considered the stockholder of record with respect to those shares. Your bank, broker or other nominee sent to you, as the beneficial owner, a document describing the procedure for voting your shares. You should follow the instructions provided by your bank, broker or other nominee to vote your shares. You are also invited to attend the annual meeting. However, if you wish to be able to vote at the meeting, you must obtain a proxy card, executed in your favor, from your bank, broker or other nominee.
What Does it Mean to Give a Proxy?
Your properly completed proxy/voting instruction card will appoint Mark Gitin and Angelo Lopresti as proxy holders or your representatives to vote your shares in the manner directed therein by you. Dr. Gitin is our CEO. Mr. Lopresti is our Senior Vice President, General Counsel and Secretary. Your proxy permits you to direct the proxy holders to vote “For,” “Against,” or “Abstain” for each of the proposals included in this Proxy Statement.
All of your shares entitled to vote and represented by a properly completed proxy or voting instruction received prior to the annual meeting and not revoked will be voted at the meeting in accordance with your instruction.
What Happens If I Sign, Date and Return My Proxy But Do Not Specify How I Want My Shares Voted on One of the Proposals?
Stockholder of Record: Your proxy will be counted as a vote “For” all of the nominees for director (Proposal 1), "For" approval of the advisory vote on our executive compensation (Proposal 2), “For” the ratification of the appointment of our independent registered public accounting firm (Proposal 3).
“Street Name” Stockholder: Your bank, broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote those shares on routine matters, such as the vote to ratify the appointment of our independent registered public accounting firm (Proposal 3), but not on non-routine matters, such as Proposals 1 and 2. Accordingly, if you do not give your bank, broker or nominee specific instructions with respect to Proposal 3, your shares will be voted in such entity’s discretion (but only with respect to Proposal 3). We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all of your shares may be voted at the annual meeting.

Questions and Answers About the Meeting and Voting
Can I Change My Vote Before the Annual Meeting?
You can change your vote at any time before your proxy is exercised by delivering a properly executed, later-dated proxy (including an Internet or telephone vote), by revoking your proxy by written notice to the Secretary of IPG, or by voting in person at the annual meeting. If you choose to revoke your proxy by attending the annual meeting, you must vote your shares for revocation to be effective. The method by which you vote by a proxy will in no way limit your right to vote at the meeting if you decide to attend in person.
If your shares are held in street name, please refer to the information forwarded by your bank, broker or nominee for procedures on changing your voting instructions.
Is the Proxy Statement Available on the Internet?
Yes. We are delivering this Proxy Statement and the Annual Report pursuant to the SEC rules that allow companies to furnish proxy materials to their stockholders over the Internet. On or about April 2, 2026, we will mail to our stockholders a Notice containing instruction on how to access this Proxy Statement and the Annual Report and to vote via the Internet or by telephone. Stockholders can view these documents on the Internet by accessing the website at investor.ipgphotonics.com.
What Does it Mean If I Receive More Than One Notice of Internet Availability of Proxy Materials?
You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card.
To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).
Who Is Soliciting My Proxy and Who is Paying for the Cost of This Proxy Solicitation?
The Board is soliciting your proxy to vote at the annual meeting of stockholders. IPG will bear the expense of preparing, posting to the Internet, printing and mailing proxy materials, as well as the cost of any required solicitation. We may also reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of our stock and obtaining their proxies. In addition to the mailing of proxy materials, the solicitation of proxies may be made in person, by telephone, or by electronic communication by our directors, officers or employees, without additional compensation, on our behalf.
Who Counts the Votes?
We have engaged Computershare, N.A. as our independent agent to receive and tabulate stockholder votes. Computershare, N.A. will separately tabulate “For” and “Against” votes, abstentions and broker non-votes. Computershare, N.A. will also act as independent election inspector to certify the results, determine the existence of a quorum and the validity of proxies and ballots, and perform any other acts required under the DGCL.
How Can I Vote?
Most stockholders have a choice of voting in one of four ways:
•via the Internet
•using a toll-free telephone number
•completing a proxy/voting instruction card and mailing it in the postage-paid envelope provided or
•in person at the meeting.
The telephone and Internet voting facilities for stockholders of record will close at 10:00 a.m. Eastern Time on May 12, 2026. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.
If you hold your shares in “street name,” your bank, broker or other nominee will send you a separate package describing the procedures and options for voting your shares. Please read this information carefully. The availability of telephone and Internet voting for "street name" holders will depend on the voting processes of your broker, bank or other nominee.
62     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Questions and Answers About the Meeting and Voting
Therefore, the Company recommends you follow the voting instructions in the materials you receive. If you hold your shares in “street name,” and wish to vote in person at the annual meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in “street name” at the annual meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the annual meeting and ask for a ballot when you arrive.
What Is the Quorum Required to Transact Business?
At the close of business on March 20, 2026, the record date, there were 42,443,381 shares of our common stock outstanding. Our bylaws require that a majority of our common stock be represented, in person or by proxy, at the annual meeting in order to constitute the quorum we need to transact business at the meeting. We will count broker non-votes and proxies marked “abstain” as present in determining whether a quorum exists.

Additional Information
2027 Annual Meeting and Nominations
Stockholders may present proposals for action at a future meeting and nominations for director if they comply with applicable SEC rules and our bylaws. Proposals and director nominations must be received by our Corporate Secretary at IPG Photonics Corporation, 377 Simarano Drive, Marlborough, Massachusetts 01752.
Matters for Inclusion in the Proxy Materials for the 2027 Annual Meeting of Stockholders. If you would like us to consider including a proposal in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, it must be received by our Secretary on or before December 3, 2026.
Matters for Consideration at the 2027 Annual Meeting of Stockholders, but not for Inclusion in the Proxy Materials. If you would like to present a proposal at the 2027 annual meeting of stockholders, but not to have such proposal included in our proxy statement relating to that meeting, such proposal or nomination must be received by our Secretary not earlier than January 12, 2027 and not later than February 11, 2027.
Nominations of Individuals for Election as Directors at the 2027 Annual Meeting of Stockholders, but not Included in the Proxy Materials. If you would like to nominate a director next year, but not to have such nominee included in our proxy statement relating to that meeting, such nomination must be received by our Corporate Secretary not earlier than January 12, 2027 and not later than February 11, 2027.
Nominations of Individuals for Election as Directors at the 2027 Annual Meeting of Stockholders Using Proxy Access. A stockholder, or group of up to 20 stockholders, that has owned at least three percent of the Company’s outstanding common stock continuously for at least three years through the dates specified in the Company’s bylaws may nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of two director nominees or 20 percent of the number of directors up for election, provided that the stockholder(s) and nominee(s) satisfy the requirements in specified in our bylaws. Notice of proxy access director nominees must be received by our Secretary not earlier than November 3, 2026 and not later than December 3, 2026.
Additional Requirements. Our bylaws contain specific requirements regarding a stockholder’s ability to nominate a director or to submit a proposal for consideration at an upcoming meeting. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must comply with the additional requirements of Rule 14a-19(b). A stockholder who wishes to nominate a director or to submit a proposal for consideration is encouraged to read our bylaws carefully and to seek independent counsel about our bylaws and SEC requirements. If the NCGC or the Board determines that any nomination or proposal made by a stockholder was not made in accordance with the Company’s procedures, the rules and regulations of the SEC or other applicable laws or regulations, such nomination or proposal would be void. If you would like a copy of the requirements contained in our bylaws, please contact our Secretary.

Additional Information
No Incorporation by Reference
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the Compensation Committee Report and the Audit Committee Report contained in this Proxy Statement specifically are not incorporated by reference into any of our other filings with the SEC, are not to be deemed soliciting materials or subject to the liabilities of Section 18 of the Exchange Act. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
Stockholders Sharing the Same Address
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding.” This procedure reduces the environmental impact of our annual meeting and the costs of printing and mailing. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. If you wish to receive a separate copy of the Proxy Statement and Annual Report or if you wish to receive separate copies of future annual reports and proxy statements, then call 877-373-6374.
If you hold your shares in “street name,” contact your bank or broker to request information about how to eliminate duplicate mailings.
64     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Appendix A: Reconciliation of GAAP and Non-GAAP Financial Measures
The About IPG section of this proxy statement contains non-GAAP financial measures for adjusted gross margin and adjusted EBITDA. Management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. The following information provides the definition of adjusted gross margin and adjusted EBITDA as presented, which are financial measures that are not calculated or presented in accordance with GAAP, and reconciliation to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided adjusted gross margin and adjusted EBITDA as supplemental information and in addition to the financial measures presented by the Company that are calculated and presented in accordance with GAAP. The Company presents these non‑GAAP financial measures as supplemental information and they should be considered in conjunction with, and not as a substitute for, the GAAP financial measures presented.
We define adjusted gross profit as reported gross profit, adjusted for non-recurring, infrequent, or unusual changes, including acquisition and integration charges and amortization of acquisition-related intangibles. We define adjusted gross margin as adjusted gross profit divided by total revenue.
We define EBITDA as net income plus interest expense (income), provision for income taxes, depreciation expense, and amortization expense. We define adjusted EBITDA as EBITDA adjusted for non-recurring, infrequent, or unusual charges, and other adjustments, including stock-based compensation, acquisition and integration charges, foreign exchange gains/losses and gain/loss on disposal of assets/divestiture.
A quantitative reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.
Reconciliation of Gross Profit to Adjusted Gross Margin
(in thousands, except percentages)

Twelve Months Ended December 31, 2025
Gross profit	$381,463
Gross margin	38.0%
Special inventory provisions	—
Amortization of acquisition-related intangibles	3,777
Acquisition and integration charges	482
Accelerated depreciation of certain long-lived assets	3,168
Adjusted gross profit	$388,890
Adjusted gross margin	38.7%

Appendix A
Reconciliation of Net Income to Adjusted EBITDA
(in thousands)

Twelve Months Ended December 31, 2025
Net income	$31,096
Interest income, net	(29,857)
Provision for income taxes	14,000
Depreciation	52,757
Amortization	14,097
EBITDA	$82,093
Special inventory provisions	—
Impairment of long-lived assets	—
Stock based compensation	43,014
Restructuring charges	601
Acquisition and integration charges	7,356
Loss on foreign exchange	9,354
Net loss from divestiture and sale of assets	—
Adjusted EBITDA	$142,418
66     NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

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IPG PHOTONICS®

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by May 12, 2026 at 10:00am EDT

Online
Go to **www.investorvote.com/ipgp** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

**Save paper, time and money!
Sign up for electronic delivery at
www.investorvote.com/ipgp**

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Gregory Beecher	☐	☐	☐	02 - Jeanmarie Desmond	☐	☐	☐	03 - Gregory Dougherty	☐	☐	☐
04 - Mark Gitin, Ph.D.	☐	☐	☐	05 - Kolleen Kennedy	☐	☐	☐	06 - Eric Meurice	☐	☐	☐
07 - Natalia Pavlova	☐	☐	☐	08 - John Peeler	☐	☐	☐	09 - Eugene Scherbakov, Ph.D.	☐	☐	☐
10 - Agnes Tang	☐	☐	☐								

	For	Against	Abstain
2. Advisory Approval of our Executive Compensation	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

048N1A

Proxy Card

2026 Annual Meeting Admission Ticket

2026 Annual Meeting of Stockholders
IPG Photonics Corporation

377 Simarano Drive
Marlborough, MA 01752

May 12, 2026, 10:00am EDT

Upon arrival, please present this admission ticket and photo identification at the registration desk.

If you plan to attend the annual meeting, please bring this admission ticket with you.
This ticket admits a stockholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses and briefcases are subject to inspection. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the lobby area. No personal items, with the exception of purses, may be carried into the meeting area.

From the East
Travel the Mass Turnpike I-90 West to I-495 N Portsmouth NH Exit 106. Travel I-495 N to Simarano Dr. - Marlboro/Southboro Exit 62. Continue straight (following signs for Southboro) for approximately 495 feet and IPG Photonics Corporation is located straight ahead through the traffic lights (stay in the right lane to continue straight into the parking lot).

From the West
Travel the Mass Turnpike I-90 East to I-495 N Portsmouth NH Exit 106. Travel I-495 N to Simarano Dr. - Marlboro/Southboro Exit 62. Continue straight (following signs for Southboro) for approximately 495 feet and IPG Photonics Corporation will be straight ahead through the traffic lights (stay in the right lane to continue straight into the parking lot).

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ipgp

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — IPG Photonics Corporation

Notice of 2026 Annual Meeting of Stockholders

377 Simarano Drive Marlborough, MA 01752

Proxy Solicited by Board of Directors for Annual Meeting — May 12, 2026

Mark M. Gitin, Ph.D and Angelo P. Lopresti, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of IPG Photonics to be held on May 12, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the Proxies. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C **Non-Voting Items**

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐